UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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WORKDAY, INC.
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2021 Annual Report

Workday. For a changing world.™

WORKDAY, INC.
6110 STONERIDGE MALL ROAD
PLEASANTON, CALIFORNIA 94588
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
Date	June 8, 2021 (Tuesday)	Location Online at www.virtualshareholdermeeting.com/WDAY2021
Time	9:00 AM (Pacific Daylight Time)	Who Can Vote Stockholders of record as of April 12, 2021
The 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Workday, Inc., a Delaware corporation (referred to as “Workday,” “we,” and “our”) will be held via live audio webcast on Tuesday, June 8, 2021, at 9:00 a.m. PDT to consider the Items of Business listed below and more fully described in the accompanying Proxy Statement. The Annual Meeting is being held in a virtual format to help reduce costs, expand access, enable improved communication, and address public health concerns arising from the COVID-19 pandemic.
Items of Business
1.
To elect four nominees to our Board of Directors to serve as Class III directors until the 2024 Annual Meeting of Stockholders;

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022;

3.
To approve, on an advisory basis, the compensation paid to Workday’s named executive officers; and

4.
To approve, on an advisory basis, the frequency of future advisory votes concerning the compensation of Workday’s named executive officers.

All stockholders of record at the close of business on April 12, 2021 — which the Board of Directors has established as the record date — are entitled to vote on the above items and to attend the Annual Meeting. Beginning on or about April 26, 2021, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) is being mailed to stockholders of record. It contains instructions on how to access the Proxy Statement for our Annual Meeting and our Annual Report to Stockholders on Form 10-K for our fiscal year ended January 31, 2021 (together, the “proxy materials”) online at www.proxyvote.com. The Internet Notice also includes instructions on how to vote online, as well as how to receive a paper or email copy of the proxy materials, which will include instructions on voting by telephone or mail, as applicable.
You will be able to listen to the Annual Meeting, submit your questions, and vote during the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/WDAY2021 and entering the 16-digit control number provided to you. Further details about voting and attending the Annual Meeting are set forth in the Question and Answer section beginning on page 65 of the Proxy Statement.
If you have any questions regarding this information or the proxy materials, please visit our website at www.workday.com or contact our Investor Relations department at (925) 379-6000 or via email at IR@workday.com.
YOUR VOTE IS IMPORTANT Whether or not you plan to join our virtual Annual Meeting, please vote as promptly as possible to ensure your representation at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2021: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com
We appreciate your continued support of Workday and look forward to receiving your proxy.
By order of the Board of Directors,
Aneel Bhusri
Co-Chief Executive Officer and
Chairman of the Board of Directors
April 26, 2021

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements, which are subject to safe harbor protection under the Private Securities Litigation Reform Act of 1995. All statements contained in this report other than statements of historical fact, including statements regarding our strategies and objectives, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “seek,” and similar expressions are intended to identify forward-looking statements. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 and our other filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are based on management’s estimates, projections, and assumptions as of the date hereof. Although we believe that the forward-looking statements are reasonable, we cannot guarantee future results, levels of activities, performance, or achievements. We undertake no duty to update any of these forward-looking statements after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.
TRADEMARKS
Workday, the Workday logo, For a Changing World, VIBE, and Opportunity Onramps are trademarks of Workday, Inc., which may be registered in the United States and elsewhere. Other trademarks, service marks, or trade names appearing in this Proxy Statement are the property of their respective owners.
NO INCORPORATION OF WEBSITES BY REFERENCE
This Proxy Statement includes several website addresses. These are intended to provide inactive, textual references only, and the information on these websites is not a part of this Proxy Statement.
FISCAL YEAR
Our fiscal year ends on January 31. References to “fiscal 2021,” for example, refer to the fiscal year ended January 31, 2021.

PROXY STATEMENT SUMMARY
This Proxy Statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Workday, also referred to as the “Board,” for use at the 2021 Annual Meeting of Stockholders. The below summary highlights the proposals to be acted on, as well as selected information about our corporate governance, executive compensation, and business. We encourage you to read the entire Proxy Statement for more information prior to voting.
2021 ANNUAL MEETING OF STOCKHOLDERS
Date and Time:	June 8, 2021, 9:00 a.m. Pacific Daylight Time
Location:	The Annual Meeting will be held online at www.virtualshareholdermeeting.com/WDAY2021 via a live audio webcast. You will not be able to attend the Annual Meeting in person.
Record Date:	April 12, 2021
Meeting Access:	Stockholders who held shares of our common stock as of the record date will be able to access and vote at the Annual Meeting by using the 16-digit control number included in the Internet Notice or with the proxy materials they received. Others may also access and listen to the virtual meeting via the link above but are not eligible to vote.
Who Can Vote:	Holders of record of our Class A and Class B common stock as of the record date are entitled to vote. Our Class A common stock, which is publicly traded, has one vote per share. Our Class B common stock, which is primarily held by our executive officers, directors, and other affiliates, has 10 votes per share. We strongly encourage all stockholders to vote and to do so as promptly as possible.
How to Vote	Below are the ways stockholders who held shares of our common stock as of the record date can vote ahead of and during the Annual Meeting. If you only received an Internet Notice, you can vote online. If you received a copy of the proxy materials, you can vote online, by phone, or by mail following the instructions provided. If you hold your shares through a broker, bank, or other nominee, you should receive a voting instruction form that contains voting instructions.

HOW TO VOTE (requires the 16-digit control number included in your Internet Notice, proxy card, or voting instruction form)
ONLINE BEFORE ANNUAL MEETING	PHONE (if you received proxy materials)	MAIL (if you received proxy materials)	ONLINE DURING ANNUAL MEETING

Go to www.proxyvote.com until 11:59 p.m. EDT on June 7, 2021	Call toll-free at 1-800-690-6903 until 11:59 p.m. EDT on June 7, 2021	Complete and mail your proxy card so it is received prior to the Annual Meeting	Go to www.virtualshareholdermeeting.com/ WDAY2021
Please see the “Question and Answer” section beginning on page 65 for additional information about the Annual Meeting, voting, and other procedures.
2021 Proxy Statement | 1

PROXY STATEMENT SUMMARY

PROPOSALS AND BOARD RECOMMENDATIONS
PROPOSALS	BOARD RECOMMENDATION	FURTHER DETAILS

1.
To elect to our Board of Directors the following four nominees to serve as Class III directors until the 2024 Annual Meeting of Stockholders: ANEEL BHUSRI, ANN-MARIE CAMPBELL, DAVID A. DUFFIELD, AND LEE J. STYSLINGER III

	“FOR” each director nominee	Pages 6-13
2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022	“FOR”	Pages 14-15
3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement	“FOR”	Page 16
4. To approve, on an advisory basis, the frequency of future advisory votes concerning the compensation of our named executive officers	For “ONE YEAR”	Page 17
ELECTION OF DIRECTORS AND GOVERNANCE
Workday’s business and affairs are managed by or under the direction of our Board of Directors. The Board is organized into three classes, with the members of each class up for election once every three years. The Board monitors and reviews with management both the performance of Workday (in relation to its financial objectives, major goals, strategies, and competitors) and Workday’s long-term strategic business plans, as well as other pertinent issues affecting our business.
Our Board Recommends that you vote FOR each of the below nominees to serve as Class III directors until the 2024 Annual Meeting of Stockholders.
Nominees	Director Since	Independent	Current Committees
Aneel Bhusri, 55 Co-Founder, Co-Chief Executive Officer, and Chairman of the Board, Workday	2005		Investment
Ann-Marie Campbell, 56 Executive Vice President of U.S. Stores & International Operations, The Home Depot, Inc.	2019		Nominating & Governance
David A. Duffield, 80 Co-Founder, Chairman Emeritus of the Board, and Former Chief Executive Officer, Workday	2005		None
Lee J. Styslinger III, 60 Chairman of the Board and Chief Executive Officer, Altec, Inc.	2016		Audit
2 | workday.com

PROXY STATEMENT SUMMARY

The below chart shows key attributes for the 12 current members of our Board, including the four nominees.
We are committed to effective corporate governance that is informed by our stockholders, promotes the long-term interests of our stockholders, and strengthens Board and management accountability. Some highlights of our governance program include:
Lead Independent Director
Ongoing Board Refreshment — 2 New Independent Directors Added in 2020-2021
Highly Independent Board (9 of 12 Directors) and 100% Independent Audit, Nominating & Governance, and Compensation Committees
58% of Directors are Gender and/or Ethnically Diverse
Annual Board and Committee Evaluations
Robust Board Succession Planning
Majority Voting for Directors
Regular Executive Sessions of Independent Directors
Stock Ownership Guidelines for Directors and Executives

EXECUTIVE COMPENSATION PROGRAM
We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to employ the talent necessary to execute against our business objectives. Our compensation philosophy is therefore designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals. The key elements of our total rewards philosophy include:
Focus on ownership	Focus on innovation and performance	Be fair and flexible
Our executive compensation program is comprised of base salary, semi-annual cash bonuses (other than for Mr. Bhusri), equity-based awards, and health and welfare programs. Our executive compensation program has been, and continues to be, weighted more heavily towards equity compensation. During fiscal 2021, the Compensation Committee of our Board of Directors reviewed and assessed our compensation philosophy, and together with the assistance of our independent compensation consultants and management, reviewed, evaluated, and approved the compensation arrangements of our executive officers. As more fully discussed in the Compensation Discussion and Analysis section of our Proxy Statement, Mr. Bhusri elected not to receive a stock award for fiscal 2021 and Mr. Fernandez received two individual stock awards, one as part of our regular compensation cycle and one at the time of his promotion to Co-CEO.
2021 Proxy Statement | 3

PROXY STATEMENT SUMMARY

Below is an excerpt from our fiscal 2021 Summary Compensation Table. See page 52 for the full table and related footnotes.
Name	Title	Cash Compensation (Salary and Bonus)	Stock Awards	All Other Compensation	Total
Aneel Bhusri	Co-Chief Executive Officer and Chairman of the Board	$65,000	$—	$2,628,925	$2,693,925
James J. Bozzini	Chief Operating Officer	518,000	11,070,499	8,669	11,597,168
Luciano “Chano” Fernandez	Co-Chief Executive Officer and Director	925,447	25,867,043	265,284	27,057,774
Richard H. Sauer	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary	741,000	5,535,323	592,875	6,869,198
Robynne D. Sisco	President and Chief Financial Officer	518,000	11,070,499	56,139	11,644,638
WORKDAY AT-A-GLANCE
At Workday, our purpose is to inspire a brighter work day for all. We strive to make the world of work and business better and empower customers to do the same through an innovative suite of solutions adopted by thousands of organizations around the world and across industries.
Our Business
Workday is a leading provider of enterprise cloud applications for finance and human resources. We deliver financial management, spend management, human capital management, planning, and analytics and benchmarking applications, designed for the world’s largest companies, educational institutions, government agencies, and charitable organizations. Our systems are scalable and can evolve as customers’ needs change.
At Workday, innovation is core to what we do and who we are. Our culture encourages out-of-the-box thinking and creativity, enabling us to create applications designed to change the way people work. We invest a significant percentage of our resources in product development and are committed to rapidly delivering new applications and solutions.
The global spread of the COVID-19 virus has impacted virtually every aspect of life. We have supported our customers during the COVID-19 pandemic with solutions to assist them through the changing world of work. These include our Workday Return to Workplace products that help organizations plan return-to-workplace scenarios, promote worker wellbeing, and understand critical health, vaccine, and safety risk information. To assist our employees, among other initiatives, we provided the majority of our employees with an extra two weeks of pay, made an additional $1 million investment in the Workday Employee Relief Fund through which employees may be eligible for up to $5,000 to cover reasonable expenses caused by the pandemic, and created communications and programs focused on mental health, childcare support, and other wellness topics.
Fiscal 2021 Financial Highlights
Our solid fiscal 2021 results are a testament to the strategic, mission-critical nature of our solutions and the resiliency of our business. Financial highlights for fiscal 2021 include:
•
Total Revenues. Fiscal 2021 total revenues of $4.32 billion, an increase of 19.0% year over year

•
Subscription Revenue. Fiscal 2021 subscription revenue of $3.79 billion, an increase of 22.4% year over year

•
Operating Cash Flows. Fiscal 2021 operating cash flows of $1.27 billion, an increase of 46.7% year over year

4 | workday.com

PROXY STATEMENT SUMMARY

Our People	~12,500 employees in 32 countries as of January 31, 2021
Workday was founded with the idea of putting people at the center of enterprise software, which is why employees are our number one core value. We believe a supportive and inclusive workplace, where everyone feels valued and engaged, is the key to great products, happy customers, and an enduring company. Our Chief People Officer, in partnership with our Chief Diversity Officer, is responsible for developing and executing Workday’s human capital strategy, including programs focused on total rewards; belonging and diversity; and employee development, engagement, and wellbeing. These officers and our Co-CEOs regularly update our Board of Directors and the Compensation Committee on human capital matters and seek their input on subjects such as succession planning, executive compensation, and company-wide equity programs.
Sustainability
Workday is committed to caring for people and the planet. As a leading provider of enterprise cloud applications, our approach to environmental stewardship focuses on the key areas that are most material to our business. These include our carbon footprint, investments in renewable energy, stakeholder collaboration, reducing and responsibly disposing of our e-waste, and engaging with our employees to maximize their collective impact on how we operate. We continue to look for and adopt new ways in which we can positively address sustainability challenges.
Our Communities
We believe in doing good for the greater good. In a time when our global community continues to battle ongoing health, economic, and social crises, our pledge to create opportunity for all helps to guide our strategic approach to making a positive social impact in the communities where we live and work.
While this past year has been some of the most challenging times for many, we’ve returned to our foundational social impact strategy — a three-pronged approach to creating opportunity for all: philanthropic investments to community organizations, especially those making a deeper impact in response to the pandemic; engaging our employees through volunteerism; and broadening our workforce development movement to create thriving-wage employment opportunities for those experiencing barriers to thriving-wage careers.

50,000,000+ We serve a community of more than 50 million workers at over 8,000 global customers	27,000+ Volunteer Hours in FY21

2021 Proxy Statement | 5

PROPOSAL NO. 1: ELECTION OF DIRECTORS
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 1 TO ELECT ANEEL BHUSRI, ANN-MARIE CAMPBELL, DAVID A. DUFFIELD, AND LEE J. STYSLINGER III AS CLASS III DIRECTORS.
Our Board of Directors currently consists of 12 members. Our Certificate of Incorporation and Bylaws (together, our “formation documents”) provide for a classified Board consisting of three classes of directors, with directors serving staggered three-year terms. Directors in a particular class are nominated for additional three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors is elected at each annual meeting, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or until his or her earlier resignation or removal.
Our formation documents also provide that our Board may make changes by resolution concerning the authorized number of directors and that any additional directorships resulting from an increase in the authorized number of directors shall be distributed among the three classes as the Board determines in its discretion. The formation documents further provide that our Board or our stockholders may fill vacant directorships, except that in the event that the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of common stock, only our Board may fill vacancies.
Vote Required
In February 2021, the Board of Directors amended and restated Workday’s Bylaws to implement a majority voting standard in uncontested director elections in place of the previous plurality standard. The revised Bylaws provide that if an incumbent director fails, in an uncontested election, to receive the affirmative vote of a majority of the votes properly cast, then the director shall tender his or her resignation to the Nominating and Governance Committee of the Board. That committee will then make a recommendation to the Board on whether to accept or reject the resignation, nominate a replacement, or recommend any other related action be taken.
Accordingly, for the 2021 Annual Meeting, the election of each nominee requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against a nominee.
Upon the recommendation of the Nominating and Governance Committee, the Board has designated the four nominees listed below for election at the Annual Meeting, each of whom currently serves as a director of Workday. Together with the other members of the Board, these nominees bring a wide variety of relevant skills, professional experience, and backgrounds, as well as diverse viewpoints and perspectives to represent the long-term interests of stockholders and to fulfill the leadership and oversight responsibilities of the Board. The following table sets forth certain information about each of our directors, including our nominees.
6 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Director	Class	Age	Year Elected Director	Current Term Expires	Expiration of Term for Which Nominated
Aneel Bhusri(1)	III	55	2005	2021	2024
Ann-Marie Campbell(2)(5)	III	56	2019	2021	2024
David A. Duffield	III	80	2005	2021	2024
Lee J. Styslinger III(3)(5)	III	60	2016	2021	2024
Other Directors
Michael C. Bush(5)	II	63	2020	2023	—
Christa Davies(2)(3)(5)	II	49	2012	2023	—
Lynne M. Doughtie(5)	I	58	2021	2022	—
Carl M. Eschenbach(1)(4)(5)	I	54	2018	2022	—
Luciano “Chano” Fernandez	II	51	2021	2023	—
Michael M. McNamara(2)(3)(5)	I	64	2011	2022	—
George J. Still, Jr.(1)(2)(4)(5)	II	63	2009	2023	—
Jerry Yang(1)(4)(5)	I	52	2013	2022	—

(1)
Member of the Investment Committee

(2)
Member of the Nominating and Governance Committee

(3)
Member of the Audit Committee

(4)
Member of the Compensation Committee

(5)
Independent member of the Board

 = Lead Independent Director
2021 Proxy Statement | 7

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees for Director
Aneel Bhusri
Director since 2005
Biography
Aneel Bhusri co-founded Workday in 2005 and has served as a Director since then, including as Chairman from 2012 to 2014 and from April 2021 to the present. He has been our Co-Chief Executive Officer since August 2020 after serving as Chief Executive Officer since 2014. Mr. Bhusri also served as Co-Chief Executive Officer from 2009 to 2014 and as President from 2007 to 2009. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc., including Vice Chairman of its board of directors from 1999 to 2002. Mr. Bhusri is currently an advisory partner at Greylock Partners, a Silicon Valley venture capital firm that he has been associated with since 1999, and prior to that time worked at Norwest Venture Partners and Morgan Stanley. He served as a director of Intel Corporation from 2014 to November 2019, of Pure Storage, Inc. from 2010 to February 2018, and of Okta, Inc. from 2011 to December 2016, and currently serves as a director of the Workday Foundation.
Qualifications
Mr. Bhusri received bachelor’s degrees in electrical engineering and economics from Brown University, and a master’s degree in business administration from Stanford University, where he has served as a member of the Board of Trustees since June 2019. He brings to our Board extensive executive leadership and operational experience, including his experience and familiarity with our business as a co-founder and Co-Chief Executive Officer.
Ann-Marie Campbell
Director since 2019
Biography
Ann-Marie Campbell has served as a Director since April 2019. Ms. Campbell is Executive Vice President of U.S. Stores and International Operations at The Home Depot, Inc., a large home improvement retailer. From February 2016 until appointment to her current role in October 2020, she served as Executive Vice President — U.S. Stores at The Home Depot. Ms. Campbell began her career with The Home Depot in 1985 and has held roles of increasing responsibility since then, including vice president roles in the company’s operations, merchandising, and marketing departments. Ms. Campbell served as a director of Potbelly Corporation from 2014 to May 2019 and of Barnes and Noble, Inc. from June 2015 to September 2016.
Qualifications
Ms. Campbell received a bachelor’s degree in philosophy and a master’s degree in business administration from Georgia State University. She brings to our Board extensive operational experience, expertise in strategic planning, and keen insights in identifying and capturing new business opportunities.
8 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

David A. Duffield
Director since 2005
Biography
David A. Duffield co-founded Workday in 2005, has served as a Director since then, and has been Chairman Emeritus since April 2021. He was Chairman of the Board from 2014 to April 2021 and from 2005 to 2012. Mr. Duffield served as our Co-Chief Executive Officer from 2009 to 2014, Chief Executive Officer from 2005 to 2009, and President from 2006 to 2007. Prior to Workday, Mr. Duffield founded PeopleSoft, Inc. and served as the company’s Chief Executive Officer and Board Chairman. Mr. Duffield also founded Ridgeline, Inc., a private company that provides cloud platforms for investment managers, and has served as its Chairman since it was founded in October 2017 and as Chief Executive Officer since January 2018. Other companies he launched include Integral Systems, Business Software Corporation, and Information Associates.
Qualifications
Mr. Duffield received a bachelor’s degree in electrical engineering and a master’s degree in business administration from Cornell University. He brings to our Board decades of experience founding and leading high-growth technology companies focused on human resources, financial, and student applications, as well as his experience and familiarity with our business as a co-founder and former Chairman and Chief Executive Officer.
Lee J. Styslinger III
Director since 2016
Biography
Lee J. Styslinger III has served as a Director since August 2016. Mr. Styslinger was a member of Workday’s CEO Advisory Board from February 2015 until his appointment to our Board. Mr. Styslinger has been the Chief Executive Officer of Altec, Inc., a holding company for businesses that design, manufacture, and market equipment for the electric and telecommunications industries globally, since 1997, and its Chairman since 2011. Mr. Styslinger is also a director of Glass Houses Acquisition Corp., a blank check company targeting businesses powering the new industrial economy. He has served as a director of Vulcan Materials Company since 2013 and of Regions Financial Corporation since 2003. Mr. Styslinger is also on the boards of several educational, civic, business, and leadership organizations, including the Harvard Business School.
Qualifications
Mr. Styslinger received a bachelor’s degree from Northwestern University and a master’s degree in business administration from Harvard Business School. He brings to our Board extensive experience managing a large company in today’s global market, as well as financial expertise.
2021 Proxy Statement | 9

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Other Directors
Michael C. Bush
Director since 2020
Biography
Michael C. Bush has served as a Director since April 2020. He is the Chief Executive Officer of Great Place to Work Institute, Inc., a global research and analytics firm that produces distinguished workplace rankings around the world, a position he has held since March 2015. In 2003, Mr. Bush founded The MattMar Group, Inc., a business consulting company that provides turn-around leadership, and has served as its President since then. In 2011, he founded The 8 Factors, a former online learning platform, where he served as President until November 2016. Prior to that, Mr. Bush held leadership positions at Clark Sustainable Resource Developments Ltd. and Tetra Tech, Inc. He serves as a director of one private company and as an advisor for several nonprofits.
Qualifications
Mr. Bush received a master of science degree in management from the Stanford Graduate School of Business. He brings to our Board extensive experience in effectively leading and growing organizations, including promoting employee engagement and a positive corporate culture.
Christa Davies
Director since 2012
Biography
Christa Davies has served as a Director since 2012. Ms. Davies is the Chief Financial Officer and Executive Vice President of Global Finance at Aon plc, a global risk management, insurance, and human resources solutions company. She has served as Aon’s Chief Financial Officer since 2008 and as Executive Vice President of Global Finance since 2007. Prior to joining Aon, Ms. Davies spent five years at Microsoft Corporation, most recently as a Corporate Vice President and the Chief Financial Officer of the Platforms & Services Division. She is also a director of one private company.
Qualifications
Ms. Davies received a bachelor’s degree in mechanical engineering, majoring in Aerospace, from the University of Queensland, Australia, and a master’s degree in business administration from the Harvard Business School. She brings to our Board extensive experience in the software and technology industries, as well as financial expertise.
10 | workday.com

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Lynne M. Doughtie
Director since February 2021
Biography
Lynne M. Doughtie has served as a Director since February 2021. She was U.S. Chairman and Chief Executive Officer of KPMG LLP, a global leader in audit, tax, transaction, and advisory services, from July 2015 until her retirement in June 2020. Prior to that, she served in many leadership roles after joining KPMG in 1985, including as Vice Chair of the firm’s U.S. Advisory business from 2011 to June 2015. Ms. Doughtie has been a director of The Boeing Company since January 2021. She also serves on the board of directors of several nonprofit organizations and on the board of advisors of various private companies and educational institutions.
Qualifications
Ms. Doughtie received a bachelor’s degree in accounting from Virginia Tech University. She brings to our Board extensive experience in risk management and information security from her years at KPMG, as well as her experience advising organizations on complex global business matters and strategies across industries and financial expertise.
Carl M. Eschenbach
Director since 2018
Biography
Carl M. Eschenbach has served as a Director since February 2018. Mr. Eschenbach is a general partner at Sequoia Capital Operations, LLC, a venture capital firm, which he joined in April 2016. Prior to that, Mr. Eschenbach spent 14 years at VMware, Inc., a leading innovator in enterprise software, where he held a number of leadership roles in operations, most recently as its President and Chief Operating Officer from 2012 to March 2016. Prior to that, Mr. Eschenbach held various sales management positions with Inktomi Corporation, 3Com Corporation, Lucent Technologies, Inc., and EMC Corporation. He has served as a director of UiPath, Inc. since December 2020, Snowflake Inc. since May 2019, Zoom Video Communications, Inc. since November 2016, and Palo Alto Networks, Inc. since 2013, and is also a director of several private companies.
Qualifications
Mr. Eschenbach received an electronics technician diploma from DeVry University. He brings to our Board over 30 years of operational and sales experience in the technology industry and deep knowledge of high-growth companies.
2021 Proxy Statement | 11

PROPOSAL NO. 1: ELECTION OF DIRECTORS

LUCIANO “CHANO’’ FERNANDEZ
Director since April 2021
Biography
Chano Fernandez has served as a director since April 2021. He joined Workday in 2014 and currently is our Co-Chief Executive Officer, a role he has held since August 2020. He has held other various leadership roles at Workday, including Co-President from February 2018 to August 2020; Executive Vice President, Global Field Operations from February 2017 to February 2018; and President, EMEA and APJ from 2014 to February 2017. From 2007 to 2013, Mr. Fernandez served as Senior Vice President and Head of Innovation Sales at SAP EMEA, a global provider of enterprise application software. Prior to that, he was Vice President of EMEA Sales at Infor, Inc., a founding partner and General Manager at Blue C, and a senior consultant for McKinsey & Company.
Qualifications
Mr. Fernandez received a bachelor’s degree in physics from the University of Salamanca in Spain and a master’s degree in business administration from Instituto de Empresa in Spain. He brings to our board strong leadership and sales experience, including a passion for empowering our people, customers, and the broader Workday community.
Michael M. McNamara
Director since 2011
Biography
Michael M. McNamara has served as a Director since 2011. Mr. McNamara has served as the head of Samara, a division of Airbnb, Inc., since January 2020, and as a venture partner at Eclipse Ventures, a Silicon Valley venture capital firm, which he joined in January 2019. From 2006 to December 2018, Mr. McNamara was Chief Executive Officer of Flex Ltd., a company that delivers technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets. He also held other senior roles at Flex after joining the company in 1994. Mr. McNamara has served as a director of Slack Technologies, Inc. since December 2019 and of Carrier Global Corporation since April 2020, and is also a director of two private companies. Mr. McNamara served as a director of Flex from 2005 to December 2018, of Delphi Automotive LLP from 2009 to 2013, and of MEMC Electronic Materials, Inc. from 2008 until 2012. He also served on the board of advisors of Massachusetts Institute of Technology from 2014 to 2019, and of Tsinghua University School of Economics and Management from 2006 to 2019.
Qualifications
Mr. McNamara received a bachelor’s degree in industrial management from the University of Cincinnati and a master’s degree in business administration from Santa Clara University. He brings to our Board extensive leadership and experience in managing international operations. His prior service as Flex’s Chief Executive Officer provides a management perspective to business and strategic decisions of the Board.
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PROPOSAL NO. 1: ELECTION OF DIRECTORS

George J. Still, Jr.
Director since 2009
Biography
George J. Still, Jr. has served as a Director since 2009, as Lead Independent Director since 2012, and as Vice Chairman of the Board since 2014. Mr. Still is a partner emeritus at Norwest Venture Partners, a global venture capital firm that he joined in 1989, and was a managing partner from 1994 to 2012. Prior to that, he was with Ernst & Young LLP, an accounting firm, and a partner at Centennial Funds, a venture capital firm. Mr. Still led the sole venture investment in PeopleSoft, Inc., where he served as a director from 1991 to 2001. He was a director of Rackspace Hosting, Inc. from 2006 to 2014, and is a director and Chairman of the Board of Stillwater Growth Corp I, LLC, a special purpose acquisition company, as well as one private company. Mr. Still served on the Board of Advisors at the Tuck School of Business from 2011 to 2019, and has been on the Board of Advisors of the Center of Private Equity and Venture Capital at Tuck since 2011.
Qualifications
Mr. Still received a bachelor’s degree in accounting from Pennsylvania State University and a master’s degree in business administration from the Tuck School of Business at Dartmouth College. He brings to our Board financial and investing acumen through his many years with Norwest Venture Partners. His service as an advisor to technology companies provides a valuable resource for our Board.
Jerry Yang
Director since 2013
Biography
Jerry Yang has served as a Director since 2013. He is the founding partner of AME Cloud Ventures, an innovation investment firm that he started in 2012. Mr. Yang was a co-founder of Yahoo! Inc., where he served as a director from 1995 to 2012, and as Chief Executive Officer from 2007 to 2009. Mr. Yang also led Yahoo’s investments in Yahoo! Japan Corporation and Alibaba Group Holding Limited. He has been a director of Alibaba Group Holding Limited since 2014 and was also a director from 2005 to 2012. Mr. Yang has been a director of Lenovo, Inc. since 2014; was a director of Cisco Systems, Inc. from 2000 to 2012, and of Yahoo! Japan from 1996 to 2012; and is a director and/or advisor of several other companies and foundations.
Qualifications
Mr. Yang received a bachelor’s degree and a master’s degree in electrical engineering from Stanford University, where he served on the Board of Trustees from 2005 until September 2015 and from October 2017 to the present. He brings to our Board extensive global leadership skills and deep experience in consumer internet technology.
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PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
FOR
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2022.

The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending January 31, 2022. During our fiscal year ended January 31, 2021, Ernst & Young LLP served as our independent registered public accounting firm and has audited our consolidated financial statements since its appointment in 2008.
Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Workday and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022. Our Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees billed or to be billed by Ernst & Young LLP and affiliates for professional services rendered with respect to the fiscal years ended January 31, 2021 and 2020. All of these services were approved by the Audit Committee.
	Fiscal Year Ended January 31,
	2021	2020
Audit Fees(1)	$4,139,346	$4,167,968
Audit Related Fees(2)	915,099	735,277
Tax Fees(3)	401,390	390,635
All Other Fees(4)	—	22,108
Total	$5,455,835	$5,315,988

(1)
Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and audits of our statutory financial statements in non-U.S. jurisdictions.

(2)
Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” This primarily consists of fees for service organization control audits under Statement on Standards for Attestation Engagements No. 18.

(3)
Consists of fees in connection with tax compliance and tax consulting services.

(4)
Consists of fees in connection with information security program assessments.

Auditor Independence
Under its charter, the Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The Audit Committee has determined that the rendering of non-audit services for assurance and related services that are reasonably related to the performance of the audit services, audit-related services, tax services, and other services by Ernst & Young LLP is compatible with maintaining the principal accountants’ independence.
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PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or its Chair if such approval is required prior to the next Audit Committee meeting) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.
Vote Required
The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
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PROPOSAL NO. 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION PAID TO WORKDAY’S NAMED EXECUTIVE OFFICERS.
We are seeking an advisory, non-binding stockholder vote with respect to the compensation awarded to our named executive officers (or “NEOs”), referred to as a “Say-on-Pay” vote, for the fiscal year ended January 31, 2021, in accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Our executive compensation program and the compensation paid to our NEOs are described on pages 37-53 of this Proxy Statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our NEOs, in ways that support the following principles that we believe reflect our core values:
•
motivate, attract, and retain the best talent;

•
support a high-performance culture by rewarding excellence and achievement;

•
recognize and retain top-performing talent via differentiated rewards and opportunities;

•
reinforce alignment with Workday’s values (in particular, a focus on excellence and an attitude of ownership);

•
create alignment with Workday’s strategy and long-term performance; and

•
provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our NEOs’ compensation to reward the achievement of short-term and long-term strategic and operational goals.
Based on the above, we request that stockholders approve on a non-binding, advisory basis, the compensation of Workday’s NEOs as described in this Proxy Statement pursuant to the following resolution:
RESOLVED, that the compensation paid to Workday’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and narrative discussion, is hereby APPROVED.
Vote Required
Approval of our named executive officers’ compensation requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. Stockholders should be aware that this advisory vote occurs after significant NEO compensation decisions have been made in the current fiscal year. In addition, because the compensation elements integrate into an overall compensation package, it may not be possible or appropriate to change the compensation package to reflect the results of one year’s advisory vote on NEO compensation before the next annual meeting of stockholders.
Unless the Board modifies its policy on the frequency of holding advisory votes on NEO compensation, the next such advisory vote will occur at our 2022 Annual Meeting of Stockholders.
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PROPOSAL NO. 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES CONCERNING NAMED EXECUTIVE OFFICER COMPENSATION
FOR	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” WITH RESPECT TO PROPOSAL NO. 4 CONCERNING THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
As described in Proposal No. 3, Workday’s stockholders are being provided the opportunity to cast an advisory vote, referred to as a “Say-on-Pay” vote, regarding Workday’s NEO compensation. This Proposal No. 4 provides our stockholders the opportunity to cast an advisory vote on how often Workday should include a Say-on-Pay vote in its proxy materials for future annual meetings (or other meetings for which Workday must include NEO compensation information). Under this Proposal No. 4, stockholders may vote to have the Say-on-Pay vote every year, every two years, or every three years, or may abstain from voting. In considering your vote, you may wish to review the information presented in connection with Proposal No. 3 above, the information on our compensation philosophy and policies regarding the NEOs presented in our Compensation Discussion and Analysis, and the related compensation tables.
We believe that an annual advisory vote on NEO compensation provides the opportunity for more frequent stockholder feedback on our compensation disclosures and NEO compensation program, which will be considered by the Board and the Compensation Committee. Therefore, our Board has determined that holding an advisory vote on NEO compensation every year is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on NEO compensation to occur each year. Notwithstanding the Boards’ recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.
Vote Required
The option of one year, two years, or three years that receives the highest number of votes properly cast by the holders of shares present or represented by proxy at the meeting will be the frequency that has been selected by stockholders. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.
As an advisory vote, this proposal is non-binding. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when setting the frequency of future Say-on-Pay votes.
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DIRECTORS AND CORPORATE GOVERNANCE
Corporate Governance
Workday is committed to effective corporate governance that is informed by our stockholders, promotes the long-term interests of our stockholders, and strengthens Board and management accountability. Our Corporate Governance Guidelines establish the governance framework within which the Board conducts its business and fulfills its responsibilities. These guidelines are available on our website at www.workday.com/governanceguidelines. The Board regularly reviews our Corporate Governance Guidelines in light of legal and regulatory requirements, evolving best practices, and other developments, and it approves updates as appropriate.
Code of Conduct
We have adopted a Code of Conduct that applies to all of our directors, officers, and employees. Our Code of Conduct is available on our website at https://www.workday.com/code-of-conduct.
Our People
When Workday was founded in 2005, co-founders Aneel Bhusri and David Duffield wanted to make one thing clear: culture comes first. With a strong belief that happy employees lead to happy customers, maintaining a strong culture of inclusivity, belonging, and fun was integral to the foundation of Workday. This culture-first philosophy has helped shape Workday into the global leader that it is today, and our people continue to be a top priority.
Our Values

Our core values give us a framework for leadership, daily decisions, and employee satisfaction, and help us enjoy our time at work. During this challenging year, staying true to our values helped to preserve our culture, even virtually, and guided our decisions to help protect and take care of our customers, our communities, and our people.
Total Rewards
Our compensation philosophy is designed to establish and maintain a fair and flexible compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives, create long-term value for our stockholders, grow our business, and assist in the achievement of our strategic goals. We believe that providing employees with competitive pay, ownership in the company, and a wide range of benefits is fundamental to employees feeling valued, motivated, and recognized for their contributions. Equity ownership is a key element of our compensation program, allowing employees to share in Workday’s successes and aligning the interests of our employees with our stockholders. Additionally, our total rewards package includes market-competitive pay, an employee stock purchase plan, healthcare and retirement benefits, paid time off, and family leave. It also offers specialized benefits such as support for fertility options and new parents, as well as reimbursement of adoption costs. In the wake of the COVID-19 pandemic, we felt that it was important for employees to have a safe, convenient way to access healthcare and the time and resources necessary to address their individual and family healthcare needs. To that end, we introduced a global virtual healthcare network, expanded our sick leave policy, and offered additional support for caregivers.
Belonging and Diversity
We strive to be a workplace where all employees are valued for their unique perspectives and where we all collectively contribute to Workday’s success and innovation. Belonging and Diversity plays an integral part in that as we aim to provide our employees with programs and resources that strengthen our culture and empower our communities. In
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support of our efforts, we have created our own unique approach to diversity called VIBETM, which stands for Value Inclusion, Belonging, and Equity.
To further support equity in our workplace and in our communities, we have established four guiding principles: hiring and developing diverse talent; cultivating a culture of belonging; strengthening our communities; and building inclusive products and technology. During 2020, we announced company commitments that map to these global guiding principles. In addition, Workday has pledged to invest $10 million in organizations around the world that support social justice and help create opportunity for all.
Learning and Development
Our employees tell us they are most engaged when they are continuously being exposed to new things, empowered to build new skills, and able to make an impact. We offer a number of educational resources, development opportunities, and a support community to guide employees throughout their Workday careers, which we refer to as “journeys.” These begin right from the moment employees start at Workday with Learning at Workday, which are journeys designed to help new employees onboard and get acquainted with our culture, business, and technology. These are complimented by Career Building at Workday, which are journeys designed to deepen expertise, grow capabilities, and make meaningful connections, as well as Leading at Workday, which are journeys to help employees understand our leadership identity and prepare them to take on increasing leadership responsibilities.
Communication and Engagement
Our culture and how we treat people are paramount at Workday, and we believe that being transparent and facilitating information sharing are key to our success. Workday leverages multiple communication channels to engage and inform employees, including company meetings, town halls, internal websites, social collaboration tools, and targeted engagement surveys.
Buoyed by the opportunities offered by our own technology, our talent strategy, called Performance Enablement, puts employees at the center of their own career and performance journey. A fundamental tenet of this approach is the belief that we should provide employees with the tools and framework to enable their careers, putting them in the driver’s seat. Performance Enablement is centered on five factors that fuel employee success: enable contribution, grow capabilities, empower careers, deepen connections, and align compensation and recognition.
Health, Safety, and Wellbeing
At Workday, we take a holistic approach to our employees’ wellbeing and have created wellbeing programs that focus on four core pillars: happiness, health, movement, and nutrition. These programs go beyond traditional medical benefits and wellness offerings and allow employees to focus on their chosen wellness goals as well as their mental health.
Environmental and Social Initiatives
Workday is committed to caring for people and the planet, and we focus on sustainability efforts that support our commitments to our stakeholders and align with our core values. We believe that doing good is good for business, and we concentrate our corporate social responsibility efforts on ways to positively impact the communities where we live and work in alignment with our commitments to all of our stakeholders. In light of today’s global challenges, innovation plays a key role in doing our part to help solve some of the world’s toughest problems. Every year, we set ambitious goals rooted in our core values to help address some of the world’s most complex societal and environmental challenges.
Sustainability
Workday provides our more than 8,000 customers with a carbon-neutral cloud. We match 100 % of the electricity we use at our offices and data centers globally with clean, renewable sources. In fiscal 2020, we achieved net-zero carbon emissions across our offices, data centers, and business travel. We achieved this milestone through a combination of operational efficiency, procurement of renewable energy equal to 100 % of our consumption, and investing in high-quality carbon offset projects. As of the end of fiscal 2021, we mitigated our carbon legacy through the purchase of high-quality, third-party-verified emission reductions, or carbon offsets, effectively reducing Workday’s lifetime net carbon footprint to zero. We also committed to setting science-based emissions reduction targets that are consistent with limiting global warming to 1.5 degrees Celsius (C) above pre-industrial levels.
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Communities
We believe in doing good for the greater good. In a time where our global community continues to battle ongoing health, economic, and social crises, our pledge to create opportunity for all helps to guide our strategic approach to making a positive social impact in the communities where we live and work.
While this past year has been a very challenging time for many, we’ve returned to our foundational social impact strategy — a three-pronged approach to creating opportunity for all: philanthropic investments to community organizations, especially those making a deeper impact in response to the pandemic; engaging our employees through volunteerism; and broadening our workforce development movement to create thriving-wage employment opportunities for those experiencing barriers.
In support of our efforts to give back to the communities where we live and work, we believe that talent is everywhere, but opportunity is not. Our employees donate time and expertise as mentors and volunteers to help close the skills gap and connect job seekers to work. We also invest in leading non-profit workforce development organizations and provide direct training and employment opportunities for candidates facing barriers to employment through our Opportunity Onramps programs. On top of our strategic, company-led social impact and employee volunteerism efforts, we also believe that giving back is even more rewarding when people get to make an impact through their favorite causes. We encourage and support employee giving and volunteering through programs such as our charitable donation matching gift program and our team volunteer experience, where employee teams of five or more can volunteer with a charity partner of their choice and receive a $5,000 grant.
Additional information about our Environmental and Social strategies and programs can be found in our Global Impact Report at https://globalimpact.workday.com.
Risk Oversight by Our Board of Directors
Our Board exercises its risk oversight function both directly and indirectly through its various committees. It reviews strategic and operational risks in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions. Our Board assists in determining the appropriate level of risk for our company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing identified risks.
Our Audit Committee, Nominating and Governance Committee, and Compensation Committee support our Board in discharging its risk oversight duties and address risks inherent in their respective areas. Our Audit Committee assists the Board in fulfilling its oversight responsibilities relating to financial accounting, reporting and controls, and ethical, legal, and regulatory matters, including cybersecurity and other information technology risks, and also oversees the accounting and financial reporting processes of the company. Our Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. See “Compensation Policies and Practices as they relate to Risk Management” in the Compensation Discussion and Analysis section elsewhere in this Proxy Statement for additional information. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our Board leadership structure supports this approach.
Director Independence
Our Class A common stock is listed on the Nasdaq Global Select Market. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that none of our directors who are not current or former employees (Messrs. Bush, Eschenbach, McNamara, Still, Styslinger, and Yang and Mses. Campbell, Davies, and Doughtie) has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq Global Select Market.
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Leadership Structure
Our corporate governance framework provides the Board of Directors flexibility to determine the appropriate leadership structure for Workday. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board may appoint a Chairman of the Board and Vice Chairmen of the Board, at least one of whom will be an independent director. If the role of Chairman is filled by a director who does not qualify as an independent director, the Board will designate a lead independent director.
Mr. Bhusri and Mr. Fernandez serve as our Co-Chief Executive Officers and as members of our Board. Mr. Bhusri assumed the role of Chairman of the Board in April 2021, which had been held by Mr. Duffield since 2014. Mr. Duffield remains a member of our Board and was also elected Chairman Emeritus in April 2021. Michael A. Stankey, an executive of Workday, served as a Vice Chairman of the Board until April 2021, when he stepped down as a director. Because our Chairman is a current executive officer of Workday, Mr. Still also serves as a Vice Chairman and Lead Independent Director of the Board. Our Board believes that the current leadership structure, coupled with a strong emphasis on independence, provides effective independent oversight of management while allowing the Board and management to benefit from the extensive executive leadership and operational experience of Messrs. Bhusri, Duffield, and Fernandez. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight, and expertise from outside of our company, while Messrs. Bhusri, Duffield, and Fernandez bring company-specific experience and expertise.
Lead Independent Director
Mr. Still serves as a Vice Chairman and as Lead Independent Director of the Board of Directors. As Lead Independent Director, among other responsibilities, Mr. Still presides over regularly scheduled meetings at which only our independent directors are present; serves as a liaison between the Co-Chief Executive Officers, Chairman, and the independent directors; and performs such additional duties as our Board may otherwise determine and delegate.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our Lead Independent Director. The Lead Independent Director provides feedback to Workday’s Co-Chief Executive Officers, as needed, promptly after the executive sessions.
Meetings of the Board of Directors
The Board met eight times during fiscal 2021 and took action by unanimous written consent three times. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal 2021.
It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. All members of the Board during fiscal 2021 attended our annual meeting held on June 9, 2020. We have scheduled our 2021 Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate attendance by our Board members.
Committees of the Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and an Investment Committee. The current composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information for each of our Board committees:
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DIRECTORS AND CORPORATE GOVERNANCE

	Audit Committee	Compensation Committee	Nominating & Governance Committee	Investment Committee
Aneel Bhusri
David A. Duffield
Michael C. Bush
Ann-Marie Campbell
Christa Davies
Lynne M. Doughtie
Carl M. Eschenbach
Chano Fernandez
Michael M. McNamara
George J. Still, Jr.
Lee J. Styslinger III
Jerry Yang
= Chairman of the Board	= Chair
= Chairman Emeritus	= Member
= Lead Independent Director
Audit Committee
Our Audit Committee is composed of Ms. Davies and Messrs. McNamara and Styslinger, each of whom is independent and financially literate within the meaning of the Nasdaq Global Select Market rules. Ms. Davies is the Chair of the committee. Each of Ms. Davies and Messrs. McNamara and Styslinger also satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Ms. Davies and Mr. Styslinger are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the Nasdaq Global Select Market. The designation does not impose on any of them any duties, obligations, or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.
The Audit Committee met eight times during fiscal 2021. The committee is directly responsible for, among other things:
•
selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•
ensuring the independence of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•
establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters or alleged violations of our Code of Conduct or applicable laws;

•
considering the adequacy of our internal controls and internal audit function;

•
reviewing our major financial risk exposures, cybersecurity and other information technology risks, and processes to manage risk;

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•
overseeing our global ethics and compliance function;

•
reviewing proposed waivers of the Code of Conduct for directors and executive officers;

•
reviewing material related party transactions or those that require disclosure; and

•
approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Audit Committee charter is available on our website at www.workday.com/audit-committee-charter.
Compensation Committee
Our Compensation Committee is composed of Messrs. Still, Eschenbach, and Yang, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. Still is the Chair of our Compensation Committee. Each member of the committee is also a “non-employee director” under Rule 16b-3(b)(3)(i) of the Exchange Act and is free from any relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment as a Compensation Committee member.
The Compensation Committee met five times during fiscal 2021 and took action by unanimous written consent 14 times. The committee is responsible for, among other things:
•
reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•
reviewing and recommending to our Board the compensation of our directors;

•
reviewing and approving, or recommending that our Board approve, the terms of any employment arrangements with our executive officers;

•
reviewing and approving the selection of peer companies used for compensation analysis;

•
reviewing and approving, or recommending that our Board approve, any amendment of our recoupment policies and practices and stock ownership guidelines applicable to our Board and/or executive officers;

•
administering our stock and equity incentive plans;

•
reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;

•
reviewing our strategies and policies related to human capital management; and

•
reviewing our overall compensation philosophy.

The Compensation Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Compensation Committee charter is available on our website at www.workday.com/compensation-committee-charter.
Nominating and Governance Committee
Our Nominating and Governance Committee is composed of Messrs. McNamara and Still and Mses. Campbell and Davies, each of whom is independent within the meaning of the Nasdaq Global Select Market rules. Mr. McNamara is the Chair of our Nominating and Governance Committee.
The Nominating and Governance Committee met five times during fiscal 2021. The committee is responsible for, among other things:
•
identifying and recommending candidates for membership on our Board of Directors;

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•
reviewing and recommending our Corporate Governance Guidelines and policies;

•
overseeing and periodically reviewing our policies and programs concerning environmental sustainability, social responsibility, and governance, as well as our participation and visibility as a global corporate citizen;

•
conducting an annual review of the independence of the non-employee directors and members of the Nominating and Governance Committee, the Audit Committee, and the Compensation Committee;

•
reviewing and recommending the composition of our Board and its committees in light of the current needs of the Board, including determining whether it may be appropriate to add or remove directors after considering issues of judgment, diversity, age, skills, background, and experience;

•
overseeing the process of evaluating the performance of our Board;

•
reviewing any proposals properly submitted by stockholders for action at annual meetings of stockholders and making recommendations to our Board regarding action to be taken in response to such proposals; and

•
assisting our Board on other corporate governance matters.

The Nominating and Governance Committee operates under a written charter that was adopted by our Board and satisfies the applicable standards of the SEC and the Nasdaq Global Select Market. The Nominating and Governance Committee charter is available on our website at www.workday.com/nominating-governance-committee-charter.
Investment Committee
Our Investment Committee is composed of Messrs. Yang, Bhusri, Eschenbach, and Still. Mr. Yang is the Chair of our Investment Committee. Our Investment Committee is responsible for reviewing and approving, or recommending that the Board of Directors approve, certain mergers, acquisitions, joint ventures, and investments, and working with management to develop effective and scalable processes for the review and execution of such transactions. The Investment Committee met three times during fiscal 2021.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is, or at any time during the past year has been, an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
The Nominating and Governance Committee is responsible for identifying, evaluating, and recommending candidates to the Board of Directors for Board membership, or the Board may conduct the process of identifying and evaluating Board candidates directly. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing an experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders, or other persons.
The Nominating and Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and, if requested by the Board, will recommend all director nominees to be appointed by the Board to fill interim director vacancies.
The Board will be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders. The Board may, either directly or upon the recommendation of the Nominating and Governance Committee, consider the minimum qualifications set forth below, any specific qualities or skills that it believes are necessary for one or more of the Board members to possess, and the desired qualifications, expertise, and characteristics of Board members.
Director Qualifications
The Nominating and Governance Committee and the Board of Directors believe that candidates for director should have certain minimum qualifications, including, without limitation:
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•
demonstrated business acumen and leadership, and high levels of accomplishment;

•
experience with high-growth companies;

•
ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•
commitment to understand Workday and its business, industry, and strategic objectives;

•
integrity and adherence to high personal ethics and values, consistent with our Code of Conduct;

•
ability to read and understand financial statements and other financial information pertaining to Workday;

•
commitment to enhancing stockholder value;

•
willingness to act in the interest of all stockholders; and

•
for directors who are not current or former employees, independence under Nasdaq Global Select Market listing standards and other applicable rules and regulations.

In the context of the Board’ existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.
In addition, under Workday’s Corporate Governance Guidelines, the Board and each of its committees conduct a self-evaluation annually, which considers responsibilities under their charters and best practices. The Nominating and Governance Committee oversees each individual director’s performance, the Board of Director’s performance, and the operation and composition of each committee. Also, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. To help ensure that our directors devote sufficient time to carry out their duties and responsibilities effectively, our Corporate Governance Guidelines provide that each director may not serve on more than three other public company boards without prior approval of the Nominating and Governance Committee and that each director should engage in discussion with our Nominating and Governance Committee prior to accepting an invitation to serve on a public or for-profit private company board of directors. Also, under the Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered.
When considering nominees, our Nominating and Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, financial and other business expertise, breadth of experience, relevant skills, and experience in and knowledge about our business or industry. Additionally, although Workday does not have a formal diversity policy with regards to directors, Workday values diversity on a company-wide basis and endeavors to assemble a board with diverse perspectives and demographics (e.g., age, race, gender). The committee does not assign specific weights to any particular criteria and reviews the candidate’s qualifications in light of the specific needs of the Board at that time.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board by complying with the procedures in Article I, Section 1.12 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Corporate Secretary, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a registered stockholder or a beneficial owner of shares held in street name and has held their stock for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at
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DIRECTORS AND CORPORATE GOVERNANCE

any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at the principal executive offices of Workday not later than the dates described below under “Additional Information — Stockholder Proposals for 2022 Annual Meeting.”
Non-Employee Director Compensation
Under our current compensation practices, our non-employee directors receive equity compensation for their service as directors, which we believe reinforces alignment with our stockholders and is consistent with our overall compensation philosophy. Our Board has historically approved annual refresh grants for our non-employee directors in respect of their Board and committee service at levels recommended by our Compensation Committee. Our compensation practices for non-employee directors are reviewed annually by our Compensation Committee. In addition, our executive compensation consultant, Semler Brossy, analyzes the competitive position of our director compensation program against the peer group used to review our executive compensation and examines how our director compensation levels, practices, and design features compare to members of our compensation peer group. Our Compensation Committee reviews this peer group to assess our director compensation against companies that have a similar size and growth trajectory as Workday and have similar business characteristics, such as companies focused on cloud applications or enterprise software. You can find additional information on our compensation peer group in the Compensation Discussion and Analysis section included elsewhere in this Proxy Statement.
During fiscal 2021, in accordance with the practices described above, our Compensation Committee reviewed our non-employee director compensation program and recommended that the Board grant restricted stock units (“RSUs”) to our non-employee directors at the same levels disclosed in our 2020 Proxy Statement, which are set forth in the table below. The number of RSUs awarded to each director is determined by dividing the value of RSUs approved by the Board for each director by the trailing 20-day simple moving average stock price of Workday’s Class A common stock, calculated using the 20 trading days prior to the date of grant. These equity awards vest in one annual installment on May 15th of the year following the year of grant, assuming continuous service through the vest date.
Grant Type	Annual RSU Award
Non-Employee Director	$300,000
Chairman of the Board	50,000
Vice Chairman of the Board and Lead Independent Director	50,000
Chair of the Audit Committee	75,000
Member of the Audit Committee	37,500
Chair of each of the Board of Directors’ other Committees	50,000
Member of each of the Board of Directors’ other Committees	25,000
Additionally, upon joining our Board, a non-employee director will generally be granted an initial equity award in connection with his or her appointment to the Board. New directors joining our Board between annual meetings may also receive a pro-rated annual grant. Our 2012 Equity Incentive Plan provides that a newly appointed non-employee director may receive awards up to $1,750,000 in total value in the calendar year in which the individual first becomes a non-employee director, provided that any initial award granted in connection with the commencement of his or her initial service as a non-employee director shall not exceed $1,000,000 in value.
Consistent with the above, in fiscal 2021, the Compensation Committee granted awards to the non-employee directors as set forth in the following table. We also reimburse directors for travel expenses incurred in connection with attendance at Board meetings and other Workday events and for expenses incurred for continuing education related to their service as directors. Other than as set forth in the table below, in fiscal 2021, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to, the non-employee members of our Board in respect of their service as members of our Board.
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Name	Grant Date	Number of Shares Subject to RSU Award(1)	Value of RSU Award on the Date of Grant(2)	All Other Compensation	Total Compensation
David A. Duffield (Former Chairman)	06/09/2020	2,079	$373,721	$—	$373,721
George J. Still, Jr. (Vice Chairman)	06/09/2020	2,673	480,498	—	480,498
Michael C. Bush(3)	06/09/2020	1,782	320,332	—	320,332
Ann-Marie Campbell	06/09/2020	1,930	346,937	—	346,937
Christa Davies	06/09/2020	2,376	427,110	—	427,110
Lynne M. Doughtie(4)	—	—	—	—	—
Carl M. Eschenbach	06/09/2020	2,079	373,721	—	373,721
Michael M. McNamara	06/09/2020	2,301	413,628	—	413,628
Lee J. Styslinger III	06/09/2020	2,004	360,239	—	360,239
Jerry Yang	06/09/2020	2,227	400,326	—	400,326

(1)
RSU awards shown in the table above vest in full on May 15, 2021, assuming continuous service through such date.

(2)
The amounts included in the “Value of RSU Award on the Date of Grant” column represent the aggregate grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) Topic 718. The grant date fair value of each RSU award is measured based on the closing price of our Class A common stock on the date of grant.

(3)
As previously disclosed in our 2020 Proxy Statement, Mr. Bush was also granted RSUs in the amount of $750,000 in connection with his appointment to our Board on April 2, 2020, one-fourth of which vested on April 15, 2021, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates.

(4)
Ms. Doughtie joined the Board on February 23, 2021, after the end of our fiscal year. In connection with her appointment, she was granted RSUs in the amount of $750,000, one-fourth of which will vest on March 15, 2022, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates.

The following table provides information regarding outstanding equity awards held by non-employee directors as of January 31, 2021:
	OPTION AWARDS			RSU AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(2)
David A. Duffield	—	$—	—	2,079	$473,035
George J. Still, Jr.	90,000	4.25	11/01/2021	2,673	608,188
	30,000	9.20	08/27/2022	—	—
Michael C. Bush	—	—	—	7,466	1,698,739
Ann-Marie Campbell	—	—	—	4,867	1,107,389
Christa Davies	—	—	—	2,376	540,611
Lynne M. Doughtie	—	—	—	—	—
Carl M. Eschenbach	—	—	—	4,764	1,083,953
Michael M. McNamara	30,000	9.20	08/27/2022	2,301	523,547
Lee J. Styslinger III	—	—	—	2,004	455,970
Jerry Yang	—	—	—	2,227	506,709

(1)
All options are fully vested.

(2)
The market value of unvested RSUs is calculated by multiplying the number of unvested shares held by the applicable director by the closing price of our Class A common stock on January 31, 2021, the last trading day of our fiscal year, which was $227.53.

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Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate about bona fide issues or questions with the Board or with an individual member of the Board may do so by writing to the Board or to the particular member of the Board, care of the Corporate Secretary at generalcounsel@workday.com or by mail to the Corporate Secretary, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. The communication should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed. Workday will generally not forward to the Board a communication that it determines to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about Workday.
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REPORT OF THE AUDIT COMMITTEE
This report of the audit committee is required by the Securities and Exchange Commission (“SEC”) and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
With respect to Workday’s financial reporting process, the management of Workday is responsible for (1) establishing and maintaining internal controls and (2) preparing Workday’s consolidated financial statements. Workday’s independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of Workday’s consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of Workday’s internal control over financial reporting. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workday’s financial statements.
The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2021 with Workday’s management and EY, as well as management’s assessment and EY’s evaluation of the effectiveness of Workday’s internal control over financial reporting as of January 31, 2021. The Audit Committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence and has discussed with EY its independence from Workday.
Based on our review and discussions with Workday’s management and EY, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workday’s Annual Report on Form 10-K for fiscal 2021 for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Christa Davies (Chair)
Michael M. McNamara
Lee J. Styslinger III
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In addition to the executive officer and director compensation arrangements discussed under “Executive Compensation,” described below are transactions for fiscal 2021 in which Workday has been a participant, the amount involved in the transaction exceeds or will exceed $120,000, and any of our directors, executive officers, or holders of more than 5% of our Class A common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest.
Stock Voting Agreement
Messrs. Duffield and Bhusri, our co-founders, have entered into a stock voting agreement with each other and Workday. This agreement applies to all Class B common stock owned from time to time by our co-founders and each of their permitted transferees, which represents approximately 74% of the outstanding voting power of our capital stock as of March 31, 2021.
Employee Members of our Board of Directors
During fiscal 2021, in addition to his role as a member of our Board, Mr. Stankey was employed by Workday and was paid aggregate compensation of $73,615, including base salary and other cash compensation, for his services as an employee. Mr. Stankey stepped down from the Board of Directors effective April 1, 2021, but he remains an employee of Workday in the role of Vice Chairman of the company.
Real Estate Leases
In fiscal 2021, we leased certain office space in Pleasanton, California under various lease agreements with NPC Holdings, LLC (“NPC”), an affiliate of Mr. Duffield, as set forth in the table below:
Location	Expiration	Base Rent per Square Foot as of January 31, 2021	Tenant Improvement Allowance Received in Fiscal 2021	Base Rent Paid in Fiscal 2021
Building 6120	07/31/2025	$31.80-38.19	$—	$1,976,746
Building 6130	03/31/2023	27.60-38.19	—	3,076,541
Building 6140	02/09/2025	30.60-38.93	—	5,742,030
Building 6150	02/28/2025	31.20-38.93	254,950	2,132,724
Building 6160	05/31/2024	30.60-34.20	—	2,621,648
Total			$254,950	$15,549,690
Real Estate Purchase Transaction
In October 2020, we entered into a Grant of Option to Purchase Real Property (the “Option Agreement”) with NPC for consideration of $1.5 million. The Option Agreement, which was approved by our Audit Committee and Board, gave Workday the option to purchase the property commonly described as 6120-6160 Stoneridge Mall Road in Pleasanton, California (the “Option to Purchase”), which is space we had been leasing from NPC and have described under Real Estate Leases above (the “Property”). The purchase price for the Property was determined to be $172.5 million, based on the average of two independent appraisals commissioned by each of NPC and Workday. The Option Agreement further provided that if Workday did not exercise the Option to Purchase by March 1, 2021, the existing leases would each be extended for approximately four years at an agreed upon rental rate based on a fair value rent analysis. In February 2021, Workday exercised the Option to Purchase and entered into a Purchase and Sale Agreement dated as of March 3, 2021, by and between NPC and Workday (the “Purchase Agreement”). This transaction was completed on March 16, 2021.
In deciding to enter into the Option Agreement and subsequently exercise the Option to Purchase, the Audit Committee and Board considered the benefits to Workday of purchasing the Property, including the importance to Workday of obtaining control of the Property, which is part of Workday’s headquarters campus, and the long-term cost savings from ownership as compared to continuing to lease the Property. The Audit Committee and Board also considered the independent appraisals, comparable transaction data, and other factors supporting the valuation of the property, such
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as its location and proximity to public transportation. Additionally, the Audit Committee and Board reviewed and considered the extent and nature of Mr. Duffield’s interest in the transaction.
In connection with the purchase of the Property, Workday has agreed to lease approximately 6,600 square feet of office space for a 10-year term on a rent-free basis to a current occupant, Maddie’s Fund, a charitable foundation founded by Mr. Duffield and managed by Mr. Duffield’s children. The Audit Committee and Board considered this arrangement to be in the best interests of Workday in the overall context of the purchase of the Property.
Relationship with Incline Alchemy, Inc.
As of April 15, 2021, Mr. Duffield held approximately 37% of the outstanding capital stock of Incline Alchemy, Inc., a company majority-owned by Mr. Duffield’s son, Mike Duffield, a former employee of Workday. Incline Alchemy is part of a network of partners who provide implementation services for Workday’s customers. During fiscal 2021, Workday paid $642,431 to Incline Alchemy for the provision of professional services to Workday customers and related expenses. In fiscal 2021, Incline Alchemy made payments to Workday in the amount of $187,215 for training hours and tools, as well as fees paid to Workday for professional service hours. Additionally, Incline Alchemy is a customer of Workday and made customer payments to Workday in the amount of $305,119 in fiscal 2021. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors
Christina Erickson, a sister-in-law to James J. Bozzini, our Chief Operating Officer, has been employed by us since June 2015. She currently serves as Sr. Environments Update Validation Analyst. During fiscal 2021, Ms. Erickson had total cash compensation, including base salary and other cash compensation, of $122,083.
John Still, the son of George J. Still, Jr., one of our directors, has been employed by us since October 2017. He currently serves as Manager, Reporting & Insights. During fiscal 2021, Mr. Still had total cash compensation, including base salary and other cash compensation, of $154,408.
Lien Wolfe, a sister-in-law to Mr. Bozzini, has been employed by us since February 2015. She currently serves as Senior Director, Services Operations. During fiscal 2021, Ms. Wolfe had total cash compensation, including base salary, bonus, and other cash compensation, of $300,463.
The salary and bonus levels of Mses. Erickson and Wolfe and Mr. Still were based on reference to internal pay equity when compared to the compensation paid to employees in similar positions who were not related to our executive officers and directors. They also received equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.
Relationship with Aon, plc
Ms. Davies, one of our directors, is the Chief Financial Officer and Executive Vice President of Global Finance of Aon plc. Aon is a customer of Workday and made payments to Workday of $9,232,055 in fiscal 2021. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Relationship with The Home Depot, Inc.
Ms. Campbell, one of our directors, is Executive Vice President of U.S. Stores and International Operations at The Home Depot, Inc. The Home Depot is a customer of Workday and made payments to Workday of $8,125,074 in fiscal 2021. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Relationship with KPMG LLP
Ms. Doughtie, one of our directors, was U.S. Chairman and Chief Executive Officer of KPMG LLP until July 2020. KPMG is a customer of Workday and made payments to Workday of $234,185 in fiscal 2021. These transactions were based on arms-length agreements entered into in the ordinary course of business.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers.
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Statement of Policy Regarding Related Party Transactions
We have adopted a written related-party transactions policy which provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing (each a “related party”) are not permitted to enter into a material related party transaction with us without the review, consideration, and approval or ratification of the disinterested members of the Audit Committee. For this policy, a material related party transaction is defined as a transaction with a related party in which the amount involved exceeds $120,000, or contributions to affiliated charities above $50,000. In approving or rejecting any proposed related party transaction, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the committee in determining whether such transaction is fair to Workday and in the best interest of all of our stockholders, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; the extent of the related party’s interest in the transaction; the benefits that the transaction provides to us; and whether the transaction was undertaken in the ordinary course of business.
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EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT
The following table provides certain information about Workday’s executive officers and other executive management as of April 26, 2021.
Executive Officers	Age	Current Position(s) with Workday
Aneel Bhusri	55	Co-Founder, Co-Chief Executive Officer, and Chairman of the Board
James J. Bozzini	54	Chief Operating Officer
Luciano “Chano” Fernandez	51	Co-Chief Executive Officer and Director
Richard H. Sauer	58	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
Robynne D. Sisco	55	President and Chief Financial Officer

Other Executive Management
Thomas F. Bogan	69	Vice Chairman of Workday
Christine Cefalo	43	Chief Marketing Officer
Sayan Chakraborty	53	Executive Vice President, Technology
Ashley D. Goldsmith	48	Chief People Officer
Leighanne Levensaler	47	Executive Vice President, Corporate Strategy; Managing Director and Co-Head, Workday Ventures
Emily McEvilly	49	Chief Customer Officer
Doug Robinson	48	Executive Vice President, Global Sales
Peter Schlampp	47	Executive Vice President, Product
Executive Officers
Aneel Bhusri
Co-Founder, Co-Chief Executive Officer, and Chairman of the Board

For information on the business background of Mr. Bhusri, see “Proposal No. 1 — Election of Directors”.
James J. Bozzini
Chief Operating Officer
Biography
James J. Bozzini joined Workday in 2007 and currently serves as our Chief Operating Officer, a role he has held since February 2017. Since joining Workday, Mr. Bozzini has led our services and operations organizations, including as Executive Vice President, Customer Operations from May 2015 until February 2017 and SVP, Services from 2014 until May 2015. Prior to joining Workday, Mr. Bozzini served as Chief Operating Officer at Evolve Software Inc., which provides service industry software, and he held a number of senior management positions at PeopleSoft, Inc, including Senior Vice President of Services. Mr. Bozzini received a bachelor’s degree in business administration from California State University, Chico.

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Luciano “Chano” Fernandez
Co-Chief Executive Officer and Director

For information on the business background of Mr. Fernandez, see “Proposal No. 1 — Election of Directors — Other Directors”.
Richard H. Sauer
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
Biography
Richard H. Sauer joined Workday in September 2019 and currently serves as our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, a role he has held since April 2021. He was our Executive Vice President, General Counsel, and Corporate Secretary from September 2019 to April 2021. Prior to joining Workday, Mr. Sauer was at Microsoft Corporation for over 20 years, where he served in several senior legal positions, most recently as Vice President and Deputy General Counsel, Artificial Intelligence, Research, and Human Rights from June 2018 to September 2019, and as Corporate Vice President and Deputy General Counsel, Global Sales, Marketing, and Operations from 2013 to May 2018. Prior to joining Microsoft in 1999, Mr. Sauer was an attorney at Sullivan & Cromwell LLP. Mr. Sauer received a bachelor’s degree from Bowling Green State University and a juris doctor degree from American University’s Washington College of Law.
Robynne D. Sisco
President and Chief Financial Officer
Biography
Robynne D. Sisco joined Workday in 2012 and currently serves as our President and Chief Financial Officer, a role she has held since August 2020. She was our Co-President and Chief Financial Officer from February 2018 to August 2020, Chief Financial Officer from April 2016 to February 2018, and Senior Vice President and Chief Accounting Officer from 2012 to April 2016. Prior to Workday, Ms. Sisco served as Chief Accounting Officer and Corporate Controller at VMware, Inc., a leading innovator in enterprise software, from 2009 to 2012. Before that, Ms. Sisco was Senior Vice President and Chief Accounting Officer at VeriSign, Inc., and held senior finance positions at Oracle Corporation, Visa, Inc. GE Capital, and Ford Motor Company. She currently serves on the board of directors of Unity Software Inc. Ms. Sisco received a bachelor’s degree in economics from Claremont McKenna College and a master’s degree in business administration in finance from Golden Gate University.
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Other Executive Management
Thomas F. Bogan joined Workday in August 2018 through our acquisition of Adaptive Insights and currently serves as Vice Chairman, Corporate Development, a role he assumed in February 2021. From February 2020 to February 2021, Mr. Bogan served as Vice Chairman with responsibility for our Workday Strategic Sourcing business, and from August 2018 to February 2020, he was Executive Vice President of our Planning Business Unit. At Adaptive Insights, Mr. Bogan was Chief Executive Officer and a director from January 2015 until its acquisition by Workday. From 2007 until January 2019, he was a director of Apptio, Inc., including its Chairman from 2012 to January 2019. Mr. Bogan was a director of Citrix Systems, Inc. from 2003 to June 2016; of PTC, Inc. from 2011 to June 2015; and of Rally Software Development Corp. from 2009 to July 2015. He has also served as a director and executive officer of various privately-held companies. Mr. Bogan received a bachelor’s degree in accounting from Stonehill College.
Christine Cefalo joined Workday in 2008 and has been Executive Vice President, Chief Marketing Officer since June 2020. She was our Executive Director, CEO and Chairman Communications from November 2019 to June 2020; Executive Vice President, Chief Marketing Officer from April 2016 to November 2019; and before that held various marketing, corporate communications, and public relations roles. Before joining Workday, Ms. Cefalo served as a technology practice leader at global communications firm Porter Novelli and later founded her own public relations consultancy firm. Prior to that, she spent five years on the public relations team at PeopleSoft, Inc. Ms. Cefalo holds a bachelor’s degree in journalism from California State University, Chico.
Sayan Chakraborty joined Workday in May 2015 through our acquisition of GridCraft, Inc. and currently serves as our Executive Vice President, Technology, a role he has held since December 2019. Mr. Chakraborty was our Senior Vice President of Technology from November 2017 to December 2019, and Vice President, Software Development from May 2015 to November 2017. Prior to joining Workday, he co-founded Gridcraft in June 2013 and served as its Chief Operating Officer until its acquisition by Workday. From 2008 to 2013, Mr. Chakraborty held senior management positions at Oracle Corporation, most recently as Vice President, GBU Core Technologies, and he previously held senior engineering positions at Skyetek Inc., Atheros Communications, Sigaba, Cygus Solutions, and Trimble Navigation. Mr. Chakraborty received a bachelor’s degree and master’s degree in aerospace engineering from the Massachusetts Institute of Technology.
Ashley D. Goldsmith joined Workday in 2013 and has served as our Chief People Officer since that time. From 2010 to 2013, Ms. Goldsmith was Chief Human Resources Officer and Executive Vice President at Polycom, Inc. Prior to that, she was Senior Vice President of Human Resources, Corporate Communications, and Environmental Health and Safety for the Tissue Diagnostics Division of F. Hoffmann-La Roche AG; Chief Human Resources Officer at Ventana Medical Systems, Inc.; and held a number of human resources roles at The Home Depot, Inc. Ms. Goldsmith holds a bachelor’s degree in psychology from Vanderbilt University, a master’s degree in business administration from the Kellogg School of Management at Northwestern University, and a master’s degree in human resource development from Georgia State University.
Leighanne Levensaler joined Workday in 2009 and has served as Executive Vice President, Corporate Strategy, and Managing Director and Co-Head, Workday Ventures since June 2020. Since joining Workday, she has held a variety of product and strategy leadership positions, including Chief Marketing Officer and Executive Vice President, Corporate Strategy from November 2019 to June 2020; Managing Director and Co-Head of Workday Ventures from December 2017 to November 2019; Senior Vice President of Corporate Strategy from December 2016 to November 2019; and earlier as Senior Vice President, Applications Products, Vice President of Product Management, and Vice President, Product Strategy. Prior to joining Workday, Ms. Levensaler served as Principal Analyst and Director of Talent Management Research at Bersin & Associates. She is a director and advisory board member of several private companies and institutions. Ms. Levensaler received a bachelor’s degree in education from Clemson University and a master’s degree in human resource development from Georgia State University.
Emily McEvilly joined Workday in 2010 and has served as our Chief Customer Officer since December 2019. Before that, she held a variety of leadership roles in our services organization, including as Senior Vice President, Services from February 2016 to December 2019, and earlier as Vice President, North America Field Services, and Vice President, Services Operations. Prior to joining Workday, Ms. McEvilly was a consulting practice director and a client executive at Oracle Corporation, and she previously was a consultant with Accenture plc. Ms. McEvilly received a bachelor’s degree in international business from Clemson University.
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EXECUTIVE OFFICERS AND OTHER EXECUTIVE MANAGEMENT

Doug Robinson joined Workday in 2010 and currently serves as our Executive Vice President, Global Sales, a role he has held since February 2021. Since joining Workday, Mr. Robinson has served in a variety of leadership roles within our sales organization, including Senior Vice President, Sales-Americas from May 2018 to February 2021; Group Vice President, Sales from September 2016 to May 2018; Vice President, North America Sales Strategy from February 2016 to September 2016; and earlier as a regional sales vice president and regional sales director. Prior to joining Workday, Mr. Robinson was in various sales roles at Oracle Corporation and PeopleSoft, Inc. Mr. Robinson received a bachelor’s degree in finance and management information systems from Ohio University.
Peter Schlampp joined Workday in July 2016 through our acquisition of Platfora, Inc. and currently serves as our Executive Vice President, Product Development, a role he has held since December 2019. Before that, he held a variety of leadership roles in our product organization, including Senior Vice President, Tools Development from May 2019 to December 2019; Vice President, Software Development from January 2019 to April 2019; and Vice President, Product Management from August 2016 to January 2019. Mr. Schlampp was Vice President of Products at Platfora from 2011 until joining Workday. Prior to that, he held leadership roles in product management, engineering, operations, and/or marketing at Solera Networks, Inc., IronPort Systems, Inc., and Cisco Systems, Inc. Mr. Schlampp received a bachelor’s degree in biology with a minor in computer science from Boston College.
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Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program during fiscal 2021 for our named executive officers (or “NEOs”).
Name	Title
Aneel Bhusri	Co-Chief Executive Officer and Chairman of the Board
James J. Bozzini	Chief Operating Officer
Chano Fernandez	Co-Chief Executive Officer and Director
Richard H. Sauer	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
Robynne D. Sisco	President and Chief Financial Officer
Mr. Fernandez was promoted to Co-Chief Executive Officer effective August 27, 2020, alongside Mr. Bhusri. Prior to that time, Mr. Fernandez served as Co-President with Ms. Sisco. Ms. Sisco is now our sole President and also continues to serve as Chief Financial Officer. The Board elected Mr. Fernandez as a director effective April 1, 2021, and Mr. Bhusri also became Chairman of the Board at such time.
We refer to these executive officers collectively in this Compensation Discussion and Analysis and the accompanying compensation tables as our NEOs. The material terms of the compensation provided to our NEOs for fiscal 2021 is described in this section and set forth in more detail in the Summary Compensation Table and other tables that follow this section, as well as in the accompanying footnotes and narrative discussions relating to those tables. This section also discusses our executive compensation philosophy, objectives, and design; how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive team, including our NEOs, during fiscal 2021; the role of Semler Brossy, our outside compensation consultant for executive compensation decisions for fiscal 2021; and the peer companies used in evaluating executive officer compensation.
The key elements of our executive compensation program include base salary, semi-annual cash bonuses (other than for Mr. Bhusri), equity-based awards, and health and welfare programs. Our executive compensation program has been, and continues to be, weighted more heavily towards equity compensation with multi-year vesting. The Compensation Committee believes that compensation in the form of equity helps to align the interests of our executive officers with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. In fiscal 2021, a significant portion of our executive compensation consisted of variable compensation and long-term incentives.
Executive Summary
Fiscal 2021 Financial and Business Highlights
We are a leading provider of enterprise cloud applications for finance and human resources, helping customers adapt and thrive in a changing world. We strive to make the world of work and business better and empower customers to do the same through an innovative suite of solutions adopted by thousands of organizations around the world and across industries — from medium-sized businesses to more than 45% of the Fortune 500. As organizations adapt to changing conditions, we believe the need for an intuitive, scalable, and secure platform that ties finance, people, suppliers, and plans together in one version of truth is more important than ever. With Workday, organizations have a unified system that can help them plan, execute, analyze, and extend to other applications and environments — helping them continuously adapt how they manage their businesses. Workday’s suite of enterprise cloud applications addresses the evolving needs of the chief financial officer, chief human resources officer, and chief information officer across various industries, and Workday applications for Financial Management, Spend Management, Human Capital Management, Planning, and Analytics and Benchmarking can also be extended to other applications and environments through the Workday Cloud Platform.
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In fiscal 2021, we achieved significant financial and operational results, including:

•
increasing our total revenues from $3.63 billion in fiscal 2020 to $4.32 billion in fiscal 2021 and our subscription revenue from $3.10 billion in fiscal 2020 to $3.79 billion in fiscal 2021;

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increasing our operating cash flows from $864.6 million in fiscal 2020 to $1.27 billion in fiscal 2021;

•
serving a customer community of more than 50 million workers at over 8,000 global customers; and

•
entering into an agreement to acquire Peakon, an employee success platform that converts feedback into actionable insights, which was completed in early fiscal 2022.

Fiscal 2021 Compensation Highlights
•
Mr. Fernandez was appointed as Co-CEO. In August 2020, we promoted Mr. Fernandez to Co-CEO, to lead our company alongside Workday Co-Founder, Mr. Bhusri.

•
Mr. Bhusri declined his annual equity grant. Our executives receive annual equity grants, but given the uncertain macroeconomic environment associated with the ongoing COVID-19 pandemic, Mr. Bhusri elected to forego his annual equity grant in fiscal 2021.

•
Paid below target cash bonus payouts to NEOs. Based on the Committee’s assessment of corporate, financial, and individual goals, the NEOs received below-target payouts, which demonstrates alignment with our strong performance-oriented culture.

•
Expanded our health, safety, and wellbeing employee programs in light of the ongoing COVID-19 pandemic. We have taken precautions to help safeguard the health and safety of the Workday community, including our employees. As part of our efforts, we have:

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provided the majority of our employees with a one-time payment — equivalent to two-weeks’ pay — to help accommodate any unforeseen costs;

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announced that the majority of employees will not be required to return to their Workday office before August 2021;

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made an additional $1 million investment in the Workday Employee Relief Fund, through which employees around the world may be eligible for up to $5,000 for reasonable expenses caused by the COVID-19 pandemic; and

•
introduced a global virtual healthcare network, expanded our sick leave policy, and offered additional support for caregivers.

Appointment of Co-CEO
In August 2020, we promoted Mr. Fernandez to the role of Co-CEO, alongside Mr. Bhusri. Mr. Fernandez previously served as our Co-President and, prior to that, had served in various senior leadership roles within our sales organization since 2014. We believe implementing a Co-CEO model will help us to further leverage each of the unique strengths,
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backgrounds, and skill sets of our Co-CEOs and will formalize a continuation of the close working relationship between Mr. Fernandez and Mr. Bhusri, which has been instrumental in driving our growth, market leadership, strategy, and technological innovation over the past few years. With this Co-CEO model, Mr. Bhusri oversees product and technologies as well as corporate functions, including the offices for HR, finance, and operations, while Mr. Fernandez expands his responsibilities to include the entire customer relationship, from acquisition to customer services, support, and success. Both Mr. Fernandez and Mr. Bhusri report to our Board of Directors.
As discussed further below, in connection with his appointment as Co-CEO and his expanded responsibilities, the Compensation Committee reviewed market data provided by its independent compensation consultant and approved an increase in Mr. Fernandez’s base salary from 249,700 British pound sterling (“GBP”) to 470,000 GBP, effective as of the date of his appointment. His annual target bonus remained at 100% of his base salary and will be determined under Workday’s discretionary cash bonus plan for key employees. Given the critical nature of his new role and the increased scope of his responsibilities, Mr. Fernandez received a special promotion grant of restricted stock units in the amount of $15,000,000, one-fourth of which will vest on September 15, 2021, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates. Also, as further discussed below, some of the perquisites previously provided to Mr. Fernandez have been discontinued in connection with his promotion and base salary increase, including his Spanish pension contributions. The value of Mr. Fernandez’s base salary increase and the amount of his promotion grant were reviewed by our Compensation Committee, with the assistance of its compensation consultant, and were determined to be reasonable to compensate and incentivize Mr. Fernandez in his new role.
Executive Compensation Philosophy, Objectives, and Design
Philosophy
We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize, and retain talented individuals in the areas of product development, engineering, sales, marketing, services, and general and administrative functions. The market for skilled personnel in the software industry, especially in the San Francisco Bay Area, is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our near-term objectives and create long-term value for our stockholders, expand our business, and assist in the achievement of our strategic goals.
In fiscal 2021, our Compensation Committee reviewed and assessed our compensation philosophy, which is intended to promote Workday’s core values and align with our business strategy. The Compensation Committee believes that a great work environment, substantial employee ownership, and competitive pay and benefits, including mental well-being resources, support a winning team, company, and workplace. We believe that the compensation of our executive officers and employees should reflect our performance as an organization, and their performance as individuals. Therefore, our compensation is designed to be focused on ownership, innovation, and results, and to be fair and flexible. Accordingly, key elements of our total rewards philosophy include the following:
Focus on ownership. We believe that our employees should share in the ownership of Workday. Therefore, equity compensation is a larger part of our total rewards than the market practice of our peer companies, which we believe best aligns the interests of our employees with our stockholders. Likewise, we place less focus on cash compensation relative to our peer group in favor of equity-based incentive compensation.
Focus on innovation and performance. We reward performance, while recognizing market-based differences between functions. Developing great products and successfully bringing them to market is the lifeblood of the company, and the compensation structure for our employee population, including our NEOs, is weighted toward long-term compensation in support of longer-term objectives. In contrast, compensation for our sales team is weighted toward variable short-term compensation in accordance with market practices and to promote revenue growth.
Fair and flexible. The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide target total direct compensation (base salary, bonus, and equity) that is at or above market norms, and to provide parity and consistency within functions and across geographies. We also believe in adhering to budgets, ensuring transparency, and promoting understanding of our compensation philosophy and practices by employees, while at the same time retaining the flexibility needed to promote employee acquisition and retention.
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What We Do
Pay for Performance: We link pay to performance by heavily weighting total compensation to long-term equity awards that align executive interests with the interests of our stockholders.
Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor.
Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.
Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of our executive and broad-based compensation programs to promote prudent risk management.
Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive relevant experience.

Stock Ownership Guidelines: Executives are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (for Mr. Bhusri and Mr. Fernandez, 5x the higher of their two salaries, and 3x for other executive officers) or a set dollar amount for other members of our Board of Directors ($600,000).

Clawback Policy: Our Officer Recoupment Policy provides that our Board of Directors may require the forfeiture, recovery, or reimbursement of incentive-based compensation from an executive officer in the event the officer’s fraud results in a restatement of Workday’s financial results.

What We Do Not Do
No Single Trigger Acceleration: We do not provide for single trigger acceleration following a change in control.

No Excessive Perquisites: We do not provide excessive perquisites for executives, but we do provide certain security arrangements to help ensure the safety of Mr. Bhusri and his family, which we consider necessary for the company’s benefit.

No Hedging in Company Securities: Executives, directors, and all employees are prohibited from engaging in any hedging transaction with respect to company equity securities.
No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses.
No Discounted Options / SARs: We do not provide discounted stock options or stock appreciation rights (“SARs”).
No Tax Gross-Ups: We do not provide tax gross-ups for “excess parachute payments.”
No Executive Pensions: We do not offer any defined benefit pension plans for executives.

Objectives
Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:
•
provide competitive compensation to recruit, retain, and motivate top talent;

•
align the interests of our executive officers and stockholders through the use of equity awards;

•
discourage excessive risk taking through the use of long-term equity awards and multi-faceted performance goals for our cash bonus plan; and

•
motivate and reward behavior consistent with our values, goals, and performance objectives.

The Compensation Committee reviews our compensation structure at least annually and more frequently as needed to focus on different business objectives.
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Design
Our executive compensation program has been, and continues to be, weighted more heavily towards equity compensation. The Compensation Committee believes that compensation in the form of equity helps to align the interests of our executive officers with the long-term interests of our stockholders by driving achievement of our strategic and financial goals. We use RSUs as our primary equity vehicle for our executive officers, including our NEOs. We believe that RSU awards both align the interests of employees with stockholders and provide a longer-term focus through a multi-year vesting schedule, while helping to manage dilution to existing investors. To maintain an attractive compensation program, we also offer cash compensation in the form of base salaries and, other than for Mr. Bhusri, semi-annual cash bonuses., Total cash compensation for our executive officers historically has been low relative to companies in our peer group. Mr. Bhusri, as one of our Co-Founders, has significant equity holdings in the company, which incentivizes Mr. Bhusri to focus on short-term and long-term growth outside of our compensation program. Consequently, Mr. Bhusri does not participate in our semi-annual cash bonus program. Additionally, Mr. Bhusri elected to not receive an annual RSU award for fiscal 2021, in part due to the economic uncertainty in fiscal 2021. We do not benchmark to specific percentiles for any element of our compensation program, but instead use the peer group information for general guidance.
During fiscal 2021, our Compensation Committee, with the assistance of its compensation consultant, Semler Brossy, reviewed our executive compensation, including base salaries, bonuses, and equity awards, to help ensure our compensation program continued to align with stockholder interests and provided appropriate rewards and incentives for our executive officers. Our Compensation Committee, with the assistance of its compensation consultant, also reviewed the executive compensation applicable to Mr. Fernandez in connection with his promotion to Co-Chief Executive Officer.
Our Compensation-Setting Process
Pursuant to its charter and in accordance with the rules of the Nasdaq Global Select Market, the Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our Compensation Committee seeks input and receives recommendations from members of our executive management team when discussing the performance and compensation of other executive officers, and in assessing the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on the Compensation Committee, see “Committees of the Board of Directors — Compensation Committee” elsewhere in this Proxy Statement.
The initial compensation arrangements with our executive officers, other than Mr. Bhusri, were the result of arm’s-length negotiations between us and each individual executive officer at the time of his or her hire or appointment. In fiscal 2021, the Compensation Committee and, with respect to Mr. Bhusri, the independent members of our Board, considered numerous factors in determining whether to make adjustments to the cash and equity compensation of our executive officers, including our NEOs. The Compensation Committee (and the independent members of our Board with respect to Mr. Bhusri) reviewed the performance of our executive officers, taking into consideration financial, operational, customer, strategic, product, and competitive factors, as well as the succession planning objectives for our various executive officer positions. The Compensation Committee also reviewed a study by Semler Brossy regarding the compensation of executives at the companies in our compensation peer group. As noted above, we do not benchmark the compensation levels of our executive officers to specific percentiles of our peer companies, but we do review and consider the peer group information among various other factors in making compensation decisions. Except with respect to Mr. Bhusri’s compensation, Mr. Bhusri made recommendations to the Compensation Committee regarding the compensation for our executive officers, which was taken into account by the Compensation Committee in making its decisions regarding executive compensation. It is expected that the Co-Chief Executive Officers will, except with respect to their own compensation, make recommendations to the Compensation Committee regarding the compensation for executive officers going forward. No executive officer was present for the discussions of the Compensation Committee or the independent members of our Board regarding their performance and compensation. Following deliberation, the Compensation Committee approved the cash compensation to be paid to our NEOs and granted RSU awards to our NEOs, each as described below and in the Summary Compensation Table.
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2020 Stockholder Advisory Vote on Executive Compensation
At our prior annual meeting of stockholders in June 2020, we conducted a stockholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Our stockholders approved the compensation paid to our NEOs for our fiscal year ended January 31, 2020 with approximately 96% of the votes cast in favor of our Say-on-Pay proposal.
The Compensation Committee considers the results of the Say-on-Pay vote on our executive compensation program as part of its annual executive compensation review, which generally takes place in the spring. Following our 2020 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the Say-on-Pay vote and concluded based on the results of such vote and the stockholders’ endorsement of our compensation program that our executive compensation program was operating as anticipated. Consequently, the Compensation Committee did not make any significant changes to our executive compensation program based on its review of the voting results.
Following a stockholder vote in 2015, our Board of Directors adopted a policy providing for annual Say-on-Pay votes. Our Board values the opinions of our stockholders and the Compensation Committee will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making compensation decisions for our NEOs. A vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-on-Frequency” vote) is required every six years, and as such, we have included a proposal regarding the Say-on-Frequency vote elsewhere in this Proxy Statement as Proposal No. 4. Our Board is recommending that our stockholders vote for the continuation of annual Say-on-Pay votes.
Role of Management
The role of management is to preliminarily design our executive compensation programs, policies, and governance, and make recommendations to the Compensation Committee regarding these matters. In this respect, management reviews the effectiveness of our compensation programs, including competitiveness and alignment with Workday’s objectives. Management also recommends changes to our compensation programs to best ensure achievement of program objectives and reviews and makes recommendations with respect to the adoption and approval of, or amendments to, company-wide incentive compensation plans. Our Co-Chief Executive Officers make compensation recommendations to the Compensation Committee with respect to base salaries, bonuses, and other awards for our executive officers, including our NEOs other than the Co-Chief Executive Officers.
Role of the Compensation Consultant
The Compensation Committee retained Semler Brossy to advise on our fiscal 2021 executive compensation programs and practices and our executive compensation decisions, given its expertise in the technology industry, especially with other cloud and enterprise software companies. During fiscal 2021, Semler Brossy provided the following services as requested by the Compensation Committee:
•
assisted in the development of the compensation peer group we used to understand market competitive compensation practices;

•
reviewed and assessed our compensation practices and the cash and equity compensation levels of our executive officers (including an equity retention analysis), including our NEOs, and also for members of our Board of Directors;

•
reviewed and assessed our current compensation programs to determine any changes that may need to be implemented in order to remain competitive with the market, as well as conducting an equity burn rate and overhang analysis;

•
assisted in the review and assessment of the design and strategy of our annual and long-term incentives;

•
reviewed and assessed our current severance and change in control benefits against peer practices; and

•
advised on regulatory developments relating to executive compensation and collaborated on the risk assessment relating to employee compensation.

All other analyses relating to executive compensation for fiscal 2021 were conducted internally by our compensation team and were reviewed by the Compensation Committee. Such analyses included gathering and analyzing relevant data and reviewing and advising on principal aspects of executive compensation. Base salaries, equity awards, and
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bonuses for our executive officers were among the items reviewed by the Compensation Committee based on market data provided by Semler Brossy.
During fiscal 2021, the Compensation Committee reviewed the fees provided to Semler Brossy relative to Semler Brossy’s revenues, the services provided by Semler Brossy to the committee, any relationships between Semler Brossy and its consultants and our executive officers, any stock ownership of Workday by Semler Brossy, and other factors relating to Semler Brossy’s independence. Based on such review, the Compensation Committee concluded that Semler Brossy is independent within the meaning of the listing standards of the Nasdaq Global Stock Market and that its engagement did not present any conflict of interest. The Compensation Committee has retained Semler Brossy to advise on our executive compensation programs and practices for the fiscal year ending January 31, 2022.
Compensation Peer Group
We maintain a compensation peer group developed from companies with a focus on applications software, systems software, internet services and infrastructure, media and entertainment, and interactive media and services, with revenues of one-third to three times our trailing 12 months of revenue, and/or market capitalization of between one-third to three times our market capitalization. Our peer group has been further refined by targeting companies with similar business characteristics, such as those focused on cloud applications or enterprise software, those with a focus on innovation and research and development, and/or those with a strong talent brand. We also have generally sought to include companies with revenue growth of greater than or equal to 10% and market capitalization to revenue ratios of greater than or equal to 4.0 where possible. Annually, the Compensation Committee engages Semler Brossy to assist in the review of our compensation peer group. During fiscal 2020, after considering input from Semler Brossy, the Compensation Committee determined that no changes to the compensation peer group disclosed in our 2020 Proxy Statement were necessary for fiscal 2021.
Our compensation peer group for fiscal 2021 consisted of the following companies:

Activision Blizzard, Inc.	Red Hat, Inc.
Adobe Inc.	salesforce.com, inc.
Arista Networks, Inc.	ServiceNow, Inc.
Autodesk, Inc.	Splunk Inc.
Electronic Arts Inc.	Square, Inc.
Fortinet, Inc.	Tableau Software, Inc.
Intuit Inc.	Twitter, Inc.
Palo Alto Networks, Inc.	The Ultimate Software Group, Inc.
PayPal Holdings, Inc.	VMware, Inc.
While the Compensation Committee and our Board of Directors consider the compensation levels of the executives at the companies in our compensation peer group to provide a general understanding of market practices among similar companies, we do not specifically set compensation levels based on the percentile levels reflected by the compensation peer group.
Overview of Fiscal 2021 Pay Decisions for Co-CEOs
Mr. Bhusri’s annual base salary remained the same at $65,000 for fiscal 2021 and, given the macroeconomic uncertainty, Mr. Bhusri declined his annual RSU award for fiscal 2021. In connection with Mr. Fernandez’s appointment as Co-Chief Executive Officer, Mr. Fernandez’s annual base salary was increased from 249,700 GBP to 470,000 GBP, effective as of August 27, 2020, the date of his appointment. Mr. Fernandez’s annual target bonus remained at 100% of his annual base salary, with the bonus payment with respect to the first half of fiscal 2021 determined with respect to his pre-promotion base salary amount and the bonus payment with respect to the second half of fiscal 2021 determined with respect to his pre-promotion base salary amount through August 26, 2020 and with respect to his post-promotion base salary amount from August 27, 2020 through the end of fiscal 2021. Mr. Fernandez also received a special promotion RSU award in the approximate amount of $15,000,000 in connection with his appointment, one-fourth of which will vest on September 15, 2021, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates. Also,
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as further discussed below, some of the perquisites previously provided to Mr. Fernandez have been discontinued in connection with his promotion, including his Spanish pension contributions. In developing the compensation package for Mr. Fernandez in connection with his promotion to Co-CEO, the Compensation Committee reviewed an analysis of competitive market data prepared by its compensation consultant, and gave careful consideration to, among other factors, the compensation structure and levels that were deemed reasonable and necessary to incentivize Mr. Fernandez considering his increased roles and responsibilities as our Co-CEO, Mr. Fernandez’s unique knowledge to execute on customer relationship matters and company strategy, the incentive value of Mr. Fernandez’s outstanding and unvested equity awards, how Mr. Fernandez’s overall compensation compares to Mr. Bhusri’s compensation, and additional awards that Mr. Fernandez would be eligible to receive in the near future. The Compensation Committee believed that Mr. Fernandez’s compensation should be principally tied to long term stockholder value creation, which is why it determined that a substantial portion of Mr. Fernandez’s compensation should be in the form of RSUs.
Elements of Our Executive Compensation Program
The key elements of our executive compensation program include base salary, semi-annual cash bonuses (other than for Mr. Bhusri), equity-based awards, and health and welfare programs. Except with respect to target semi-annual cash bonuses, which typically are expressed as a pre-determined percentage of each participating executive officer’s base salary, we do not use specific formulas or weightings in determining the allocation of the various pay elements. Rather, each executive officer’s compensation has been designed to provide a combination of pay elements that are tied to achievement of our short-term and long-term financial and operational objectives. In particular, we believe our use of RSU awards, which generally vest over four years, promotes a culture of long-term value creation, while cash bonuses payable based upon semi-annual performance drive toward achievement of near-term objectives.
In fiscal 2021, the Compensation Committee conducted its regular annual review of our executive compensation program, including an evaluation of competitive market practices; conducted annual performance reviews for our executive officers; made adjustments to our executive officers’ base salaries and target annual bonus opportunities where appropriate; and made annual equity awards. Following deliberation and consideration of the factors discussed below, our Board of Directors and Compensation Committee determined that equity awards should continue to be a significant portion of executive compensation, and that cash compensation (including base salary and bonuses) should remain lower relative to market norms.
Base Salary
We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers, including our NEOs, for performance of their day-to-day responsibilities. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted or required. For fiscal 2021, the Compensation Committee reviewed the base salaries of our NEOs other than Mr. Bhusri, whose base salary has been $65,000 since January 2017, after considering a compensation analysis performed by Semler Brossy, and maintained their annual base salaries at current levels. However, in connection with Mr. Fernandez’s appointment as Co-Chief Executive Officer, Mr. Fernandez’s base salary was increased from 249,700 GBP to 470,000 GBP, effective on the date of his appointment. The annual base salaries for each of our NEOs during fiscal 2020 and fiscal 2021 are set forth in the table below:
Named Executive Officer	Fiscal 2020 Annual Base Salary	Fiscal 2021 Annual Base Salary	Year-over-Year Change
Aneel Bhusri	$65,000	$65,000	$—
James J. Bozzini	350,000	350,000	—
Chano Fernandez Pre-promotion to Co-CEO (2/1/2020 – 8/26/2020)	249,700 GBP	249,700 GBP
Post-promotion to Co-CEO (8/27/2020 – 1/31/2021)	—	470,000 GBP	220,300 GBP(1)
Richard H. Sauer	500,000	500,000	—
Robynne D. Sisco	350,000	350,000	—

(1)
Calculated based on Mr. Fernandez’s post-promotion salary for fiscal 2021.

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Cash Bonuses
Historically, Mr. Bhusri has not participated in a cash bonus plan because his large ownership stake in Workday adequately incentivizes him to achieve short-term and long-term performance goals while allowing Workday to conserve cash. Our executive officers other than Mr. Bhusri participate in a semi-annual discretionary cash bonus plan available to key employees. During fiscal 2021, the target annual bonus opportunity of each of the participating NEOs other than Mr. Fernandez was equal to 50% of his or her base salary. The target bonus opportunity for Mr. Fernandez during fiscal 2021 was 100% of his base salary due to the critical role he plays in driving sales and revenue, which target bonus was determined to continue to be appropriate after Mr. Fernandez’s promotion to Co-Chief Executive Officer. Because of our emphasis on equity-based compensation, annual bonuses are not intended to constitute a material amount of the total compensation for our NEOs. Our Compensation Committee has discretion to determine the bonus amounts for each performance period based on the committee’s assessment of performance against pre-established goals and leadership contributions. Maximum bonus amounts are capped at 125% of target bonus opportunities. This discretionary approach allows for flexibility and innovation in the rapidly evolving market, which aligns with the key elements of our compensation philosophy.
The NEOs’ performance objectives assessed by our Compensation Committee for payment under the semi-annual discretionary cash bonus plan for fiscal 2021 generally included: 1) performance relative to their individual and organizational goals; 2) contributions to achievement of corporate goals; 3) contributions to achievement of financial goals; and 4) leadership contributions. The Compensation Committee also reviewed overall company performance in establishing bonus amounts payable for fiscal 2021. For the first half of fiscal 2021, the Compensation Committee determined that individual performance objectives had been met or exceeded and determined to fund bonuses for each participating NEO at 50% of their respective targets for the period. The Compensation Committee also determined that individual performance objectives had been met or exceeded for the second half of fiscal 2021. Given the strong individual performance of the NEOs during a particularly challenging year and taking the level of fiscal 2021 company performance into account, the Compensation Committee determined to fund full-year NEO bonuses at approximately 96% of their respective targets for fiscal 2021. Accordingly, each participating NEO received a second half bonus equal to approximately 96% of their second half bonus target, plus such additional amount that, together with the payment made for the first half of fiscal 2021, resulted in an overall bonus payout of approximately 96% of target for fiscal 2021.
In determining the bonus amounts for each of our NEOs, the Compensation Committee took into account each NEO’s strong performance, execution, and agility during a year characterized by significant challenges due to the COVID-19 pandemic. For Mr. Bozzini, additional factors considered by the Compensation Committee included his broad leadership as our Chief Operating Officer and his contributions to customer satisfaction and our achievement of significant revenue growth. For Mr. Fernandez, additional factors considered by the Compensation Committee in determining his bonus amounts included his leadership of our global sales organization, his support of numerous successful large enterprise transactions, and his role in driving significant revenue growth. For Mr. Sauer, additional factors considered by the Compensation Committee included his leadership of our global legal, privacy, and ethics and compliance organization and its world-class operations. For Ms. Sisco, additional factors considered by the Compensation Committee in determining her bonus amounts included her leadership of our global finance organization and strong sales support of Workday financials customers and prospects.
The bonuses paid to our NEOs for fiscal 2021 are set forth in the table below:
Named Executive Officer	Fiscal 2021 Annual Cash Bonus	% of Target Bonus
Aneel Bhusri	$—	—
James J. Bozzini	168,000	96%
Chano Fernandez(1)	453,735	96%
Richard H. Sauer	241,000	96%
Robynne D. Sisco	168,000	96%

(1)
Mr. Fernandez’s target bonus for fiscal 2021 was calculated based on his pre-promotion base salary of 249,700 GBP for the period from February 1, 2020 through August 26, 2020, and his post-promotion base salary of 470,000 GBP for the period from August 27, 2020 through January 31, 2021.

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Equity-Based Awards
The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through equity awards. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, thus, subject to higher risk and longer vesting than cash compensation, our executive officers are motivated to take actions that will benefit Workday and its stockholders over the long term.
We make annual equity grants to our executive officers in order to align their interests with those of our stockholders and ensure appropriate incentives are in place to promote a focus on our long-term strategic and financial objectives and to decrease risks associated with short-term decision making. The sizes of these awards are not determined based on a specific formula, but rather through the exercise of the Compensation Committee’s judgment after considering the individual performance of each of the executive officers, including financial, operational, customer, strategic, product and competitive factors; the recommendations of Mr. Bhusri, who was our sole Chief Executive Officer at the time annual grants were made for fiscal 2021 (except with respect to his awards); the appropriate level of compensation for the position given the scope of responsibility; the need to hire or retain an individual in a particular position; the current unvested equity held by such individuals and related vesting schedules; the level of each executive officer’s total target cash compensation (base salary plus target cash bonus opportunity); and the perceived retentive value of the proposed awards. For the Co-Chief Executive Officers, executive leadership factors are also considered.
In addition, the Compensation Committee reviews and considers the equity awards granted to the executives at the companies in our compensation peer group, although it does not specifically benchmark to specific percentiles against those companies. Based on its review, the Compensation Committee agreed that the fiscal 2021 equity grants described below, together with existing equity awards, appropriately incentivized our executives and satisfied our retention goals for the near-term future, as well as motivated our executives to take actions in support of longer-term stockholder interests.
As noted above, our equity awards generally take the form of time-based RSU awards with a four-year vesting schedule. The number of RSUs awarded to each NEO is determined by dividing the value of RSUs approved by the Compensation Committee for each NEO by the trailing 20-day simple moving average stock price of Workday’s Class A common stock, calculated using the 20 trading days prior to the date of grant. The Compensation Committee believes that these RSU awards serve as an effective retention tool for our executive officers, because unvested awards are generally forfeited if an executive officer voluntarily leaves the company before the awards have vested. Additionally, the Compensation Committee believes that time-based RSU awards encourage completion of our long-term objectives.
As further described above, in addition to his annual refresh RSU award, in connection with his appointment as Co-Chief Executive Officer in August 2020 and in recognition of the critical nature of his new role and increased scope of responsibilities, Mr. Fernandez received a special promotion RSU award in the amount of $15,000,000. Also, in light of the macroeconomic uncertainty related to the ongoing COVID-19 pandemic, Mr. Bhusri declined his fiscal 2021 annual refresh RSU award.
The RSU awards granted to our NEOs in fiscal 2021 were as follows:
Named Executive Officer	Number of Shares Subject to RSU Award(1)	Grant Date Fair Value of RSU Award(2)
Aneel Bhusri	—	$—
James J. Bozzini	75,789	11,070,499
Chano Fernandez	75,789 71,264(3)	11,070,499 14,796,544
Richard H. Sauer	37,895	5,535,323
Robynne D. Sisco	75,789	11,070,499

(1)
The RSU awards for our NEOs are subject to vesting based on continued service through the applicable vesting dates, with one-fourth of such awards vesting one year from their date of grant, after which the awards vest in equal installments over the next 12 quarters.

(2)
The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

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(3)
As discussed, above, in connection with his appointment to Co-Chief Executive Officer in August 2020, Mr. Fernandez received an RSU award in the amount of $15,000,000 as a promotion grant, one-fourth of which will vest on September 15, 2021, and the balance of which will vest in equal installments over the following 12 quarters, assuming continuous service through the applicable vesting dates. The number of RSUs was calculated using the trailing 20-day simple moving average stock price of Workday’s Class A common stock for the 20 trading days prior to the date of grant.

Benefits Programs
Our employee benefit programs, which include our 401(k) plan, employee stock purchase plan, and health and welfare programs, such as health savings accounts and flexible spending arrangements, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Other than Mr. Fernandez, our executive officers are eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other U.S. full-time employees. Mr. Fernandez is eligible to participate in the same employee benefit plans and programs, and on the same terms and conditions, as all other full-time employees based in the United Kingdom.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, with the exception of certain benefits provided to Messrs. Bhusri and Fernandez and certain benefits we may provide in targeted and limited circumstances, we do not generally provide perquisites to our executive officers.
The personal safety and security of our employees is of the utmost importance to Workday and our stockholders. As disclosed in our 2020 Proxy Statement, in fiscal 2020, in response to specific threats and incidents related to the safety of Mr. Bhusri, the Compensation Committee established an executive security policy and approved the implementation of security measures to help address these safety concerns. In March 2020, based on an independent study prepared by an outside security consultant that analyzed security risks to Mr. Bhusri, the Compensation Committee approved a comprehensive security plan for Mr. Bhusri. Pursuant to this plan, we pay for the annual costs of security at his residences, executive security protection, and secure transportation arrangements. In August 2020, the Compensation Committee also approved the payment of certain security costs for Mr. Bhusri’s family in response to threats against Mr. Bhusri and his family and to reduce distraction for Mr. Bhusri relating to credible concerns for his family’s safety. We require these security measures because of the importance of Mr. Bhusri to Workday, and we believe that their scope and costs are an appropriate business expense for our benefit as they are integrally related to Mr. Bhusri’s employment responsibilities and necessary to his job performance. However, because certain components of the program may be considered to be perquisites under SEC disclosure rules, such as security for Mr. Bhusri’s family, security at his residences, and executive security protection outside of work hours, the aggregate incremental costs of such security services are included in the “All Other Compensation” column of the Summary Compensation Table set forth below. As fiscal 2021 is the first full year of incurring such security expenses and due to the fact that Mr. Bhusri split time between two residences during the Covid-19 pandemic, the security costs reported this year as compensation are greater than those reported in fiscal 2020, and we expect the reportable portion of these costs to decrease as we emerge from the Covid-19 pandemic. The Compensation Committee believes that these costs are appropriate in light of the threat landscape and the amount of Mr. Bhusri’s total fiscal 2021 compensation. The Compensation Committee periodically reviews the nature and cost of this program in relation to Mr. Bhusri’s security risk profile.
For Mr. Fernandez, prior to his promotion to Co-CEO, we provided certain perquisites and expat benefits in connection with his international assignment. These included, among other things, a car allowance, a housing allowance, and payments in lieu of pension benefits. However, upon his promotion to Co-CEO, we discontinued providing the payments in lieu of pension benefits as of August 2020 and the housing allowance as of October 2020. The only perquisites and expat benefits that we continued to provide to Mr. Fernandez are the car allowance, which we believe is a customary benefit for sales executives in the UK, certain Spanish social security contribution payments, and annual tax return preparation services and tax guidance provided by our third party tax vendor. The value of the perquisites and benefits provided to Mr. Fernandez during fiscal 2021 is reported and further described in our Summary Compensation Table below.
In the future, we may provide perquisites or other personal benefits to our NEOs in limited and targeted circumstances, such as when we believe it is appropriate and beneficial to the company’s business to assist an individual executive
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in the performance of his or her duties, to make our executive team more efficient and effective, and for recruitment, motivation, or retention purposes. Future practices with respect to perquisites or other personal benefits for executives will be subject to review and approval by the Compensation Committee.
Post-Employment Compensation
We have a change in control policy applicable to our executive officers and certain other participants that provides for severance payments and benefits in the event of a qualifying termination of employment following a change in control of Workday. This policy was amended in September 2020 to, among other things, (a) specify when an individual ceases to be a participant under the policy, and (b) require that any successor to all or substantially all of the business and/or assets of Workday assume and perform the obligations under the policy. The policy was further amended in April 2021 to, among other things, (i) increase the lump sum cash payment based on annual base salary payable to the Co-CEOs, (ii) provide an additional lump sum cash payment to participants based on their respective annual target bonus amounts, and (iii) increase the percentage of certain unvested equity awards eligible for accelerated vesting to 100%.
The Compensation Committee has determined that the change in control policy is both competitively reasonable and necessary to recruit and retain key executives. We also believe that entering into these arrangements will help our executive officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of the company. For additional information about the change in control policy, please see the section below entitled “Potential Payments upon Termination or Change in Control.”
Additionally, Mr. Fernandez is entitled to receive certain statutory severance amounts as required by local law if his employment is terminated other than in connection with a change in control and other than for “fair cause” or due to his voluntary resignation. Mr. Sauer may also be eligible for certain payments and benefits upon the termination of his employment under specified circumstances pursuant to his employment offer letter with us, which terms were negotiated to induce him to join Workday. The material terms of post-employment payments to our NEOs are set forth under “Employment Arrangements and Indemnification Agreements” below. We do not provide for single trigger acceleration following a change in control and do not provide tax gross-ups for “excess parachute payments.”
Other Compensation Policies
Executive Officer Recoupment Policy
The Compensation Committee has adopted a policy that provides for the recovery of all or any portion of an executive officer’s incentive-based compensation in the event that we restate our financial results as a result of fraud by such executive officer, and the compensation earned by the executive officer was based on achieving financial results in excess of what could have been earned by the executive officer based on the restated financial results, in all cases as determined by the Board of Directors. The recovery period extends up to three years prior to the date of the restatement, for periods after the effective date of the policy.
Equity Awards Grant Policy
The Compensation Committee has adopted a policy governing equity awards that are granted to our executive officers and employees and members of our Board of Directors. This policy provides that equity awards will be granted either by our Board or the Compensation Committee at a meeting or by unanimous written consent, subject to equity award guidelines adopted by our Board, and provides that each of the Co-Chief Executive Officers, Chairman of the Board, President and Chief Financial Officer, and Chief People Officer may make awards to non-executive employees within prescribed limits. Generally, new hire awards will be effective on the 15th day of the month following commencement of employment, while promotion and discretionary awards for our executive officers will be effective on the 15th day of March, June, September, or December and on the 15th day of any month for non-executive employees. Refresh awards made in connection with Workday’s annual review cycle will be effective on a date occurring in March, April, or May that is designated by the Board or the Compensation Committee prior to the end of the immediately preceding calendar year, in each case unless otherwise approved by our Board or the Compensation Committee. The exercise price of all stock options and SARs must be equal to or greater than the fair market value of our common stock, as defined in the 2012 Equity Incentive Plan, on the date of grant.
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Derivatives Trading and Anti-Hedging Policy
Our Policy on Trading in Securities, which applies to our employees, including our executive officers, and members of our Board of Directors, prohibits the trading of derivatives, including options, warrants, puts, calls, or other similar derivative instruments relating to our securities; the hedging of our equity securities, including the participation in exchange funds or “swap funds”; and the selling of Workday securities “short”.
Policy regarding 10b5-1 Plans for Directors and Executive Officers
Generally, our Policy on Trading in Securities requires our executive officers and members of our Board of Directors to adopt plans in accordance with Exchange Act Rule 10b5-1 for trades of Workday securities that they beneficially own and further provides that such individuals may not trade in our equity securities during our quarterly restricted periods.
Stock Ownership Guidelines
We maintain Stock Ownership Guidelines that require Mr. Bhusri and Mr. Fernandez to each own and hold shares of our stock with a value that is at least equal to five times the annual base salary of Mr. Bhusri or Mr. Fernandez, whichever is greater; our other executive officers to own and hold shares of our stock with a value that is at least three times their annual base salaries; and members of our Board of Directors other than Messrs. Bhusri and Fernandez to own and hold shares of our stock with a value that is at least $600,000, subject in each case to certain phase-in periods. This ownership requirement may be satisfied by ownership of shares of either our Class A or Class B common stock, vested RSUs, and any other shares of our equity securities held by affiliates or family members in which the individual holds a beneficial interest.
Compensation Policies and Practices as they Relate to Risk Management
The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:
•
We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short-term and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and on our longer-term success. Our RSUs have time-based vesting, generally over a period of four years.

•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•
While we do not cap the cash incentive award for our sales incentive plan to provide maximum incentive for our sales force to meet and exceed their revenue objectives, we do maintain internal controls over the determination of sales incentive awards which we believe help prevent problematic behaviors.

•
Employees of Workday are required to comply with our Code of Conduct, which covers, among other things, accuracy in keeping financial and business records.

•
The Compensation Committee approves the employee annual and new hire equity award guidelines as well as the overall annual equity pool. Any recommended equity awards outside these guidelines require approval by the Compensation Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.

•
A significant portion of the compensation paid to our executive officers and the members of our Board of Directors is in the form of RSUs, to align their interests with the interests of stockholders.

•
We maintain Stock Ownership Guidelines for our executive officers and the members of the Board to ensure that they retain specified levels of equity in Workday to align their interests with the interests of stockholders.

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•
As part of our Policy on Trading in Securities, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

•
Our Board has adopted an Executive Officer Recoupment Policy providing that it may require reimbursement or forfeiture of all or a portion of any incentive compensation that was paid to an executive officer based on financial results if a restatement of those results is required and it determines that fraud on the part of the executive officer contributed to the need for the restatement.

Tax and Accounting Considerations
Limitation on Deductibility of Executive Compensation
We do not require executive compensation to be tax deductible to Workday, but instead balance the cost and benefits of tax deductibility to correspond with our executive compensation goals. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a publicly held corporation for compensation in excess of $1,000,000 paid in any taxable year to certain of its executive officers.
The Tax Cut and Jobs Act has limited or eliminated certain exemptions to the Section 162(m) deductibility limit which were previously available for “qualified performance-based compensation,” including stock option grants. As a result, any compensation paid to certain of our executive officers in excess of $1,000,000 will be non-deductible unless such compensation was previously exempt and is payable pursuant to a binding arrangement in effect on November 2, 2017. We believe it is likely that any compensation expense incurred upon the exercise of stock options granted prior to November 2, 2017, will, pursuant to applicable transition rules, continue to be deductible in future years. All other compensation paid to such executive officers in excess of $1,000,000, including cash compensation and future grants of equity awards, will likely be non-deductible in future years.
We expect that the Compensation Committee will continue to seek to balance the cost and benefit of tax deductibility with our executive compensation goals designed to promote stockholder interests, retaining discretion to approve compensation that is non-deductible when it believes that such payments are appropriate to attract and retain executive talent. As a result, we expect that a significant portion of future cash and equity payments to our executive officers may not be tax deductible under Section 162(m).
No Tax Reimbursement of Parachute Payments and Deferred Compensation
We did not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2021, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other such reimbursement.
Accounting Treatment
We account for share-based compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize compensation expense for share-based awards issued to employees and non-employees, including RSUs, performance-based restricted stock units (“PRSUs”), stock options, and purchases under the 2012 Employee Stock Purchase Plan (“ESPP”). Compensation expense is generally recognized over the period during which the award recipient is required to perform service in exchange for the award. For RSUs and PRSUs, fair value is based on the closing price of our common stock on the grant date. For stock options and shares issued under the ESPP, fair value is estimated using the Black-Scholes option-pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.
Derivatives Trading and Anti-Hedging Policy
Our Policy on Trading in Securities, which applies to our employees and contractors, including our executive officers and members of our Board of Directors, prohibits the trading of derivatives, including options, warrants, puts, calls, or other similar derivative instruments relating to our securities; the hedging of our equity securities, including the participation in exchange funds or “swap funds”; and the selling of Workday securities “short”.
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Compensation Committee Report
This report of the Compensation Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in Workday’s Annual Report on Form 10-K for fiscal 2021 and included in this Proxy Statement.
Submitted by the Compensation Committee of our Board of Directors:
George J. Still, Jr. (Chair)
Carl M. Eschenbach
Jerry Yang
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SUMMARY COMPENSATION TABLE
The following table provides information concerning all plan and non-plan compensation earned by each of our NEOs during the fiscal years ended January 31, 2021, 2020, and 2019.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
Aneel Bhusri Co-Chief Executive Officer	2021	$65,000	$—	$—	$2,628,925	$2,693,925
	2020	65,250	—	9,885,871	598,900	10,550,021
	2019	65,250	—	9,759,805	1,950	9,827,005
James J. Bozzini Chief Operating Officer	2021	350,000	168,000	11,070,499	8,669	11,597,168
	2020	341,654	170,000	8,897,360	8,896	9,417,910
	2019	296,654	177,000	6,343,873	13,388	6,830,915
Chano Fernandez Co-Chief Executive Officer	2021	471,712(4)	453,735(4)	25,867,043(5)	265,284	27,057,774
	2020	329,604(4)	320,760(4)	9,885,871	347,673	10,883,908
	2019	296,402(4)	373,460(4)	9,271,814	437,012	10,378,688
Richard H. Sauer Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary	2021	500,000	241,000	5,535,323	592,875	6,869,198
	2020	201,923	346,000(6)	7,323,270	35,661	7,906,854
Robynne D. Sisco President and Chief Financial Officer	2021	350,000	168,000	11,070,499	56,139	11,644,638
	2020	351,346	170,000	8,897,360	45,479	9,464,185
	2019	339,231	200,000	8,295,834	38,839	8,873,904

(1)
For all NEOs, reported amounts reflect payment of bonuses pursuant to the discretionary cash bonus program, with the exception of Mr. Sauer, whose fiscal 2020 amount also includes a one-time signing bonus, as described in footnote 6 to this table below.

(2)
The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

(3)
Amounts shown in this column for all other compensation are valued on the basis of actual costs to Workday and are detailed in the chart below for fiscal 2021:

Name	Company Funded 401(k) Match	Income Tax Gross-Up(i)	Other(ii)
Aneel Bhusri	$1,950	$49	$2,626,926(iii)
James J. Bozzini	8,550	49	70
Chano Fernandez	—	—	265,034(iv)
Richard H. Sauer	8,550	49	583,276(v)
Robynne D. Sisco	8,550	3,202	43,387(vi)

(i)
The amounts in this column for Messrs. Bhusri, Bozzini, and Sauer represent an income tax gross-up paid in respect of a company gift. The amount for Ms. Sisco represents income tax gross-ups of $49 paid in respect of a company gift and $3,153 paid in respect of personal corporate jet use.

(ii)
The amounts in this column include, among the other items specified below, a company gift valued at $70 for each NEO and a company charitable match for Mr. Fernandez in the amount of $250, for Mr. Sauer in the amount of $1,000, and for Ms. Sisco in the amount of $1,000.

(iii)
This amount includes the aggregate incremental costs paid by Workday in the amount of $2,626,856 for certain security arrangements provided for Mr. Bhusri and his family that may be considered perquisites under SEC disclosure rules. We view these security arrangements as a necessary and appropriate business expense, but have reported the aggregate incremental costs to us of the arrangements because they may be viewed as conveying a personal benefit to him. Additional information is set forth in the above section entitled “Elements of Our Executive Compensation Program — Perquisites and Other Personal Benefits.”

(iv)
This amount includes a sales commission paid to Mr. Fernandez in the amount of $85; a car allowance in the amount of $18,232; a payment made in lieu of pension benefits in the amount of $47,920; a pension contribution for Spanish shadow payroll in the amount of $3,753; a housing allowance paid to a corporate housing agency in the amount of $164,646; and tax preparation services and tax guidance in the amount of $30,328. The exchange rate used to convert these amounts from GBP into U.S. dollars was 1.3708, and from euro to U.S. dollars was 1.2122, as applicable, which were the daily spot rates as of January 31, 2021. Additional information is set forth in the above section entitled “Elements of Our Executive Compensation Program — Perquisites and Other Personal Benefits.”

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(v)
This amount includes relocation expenses incurred in connection with Mr. Sauer’s onboarding in the amount of $582,949 and a gym membership reimbursement in the amount of $257.

(vi)
This amount includes tax equalization benefits in connection with Ms. Sisco’s service in the EMEA region in the amount of $39,591 and personal corporate jet use in the amount of $3,726.

(4)
Mr. Fernandez’s salary and bonus are paid in GBP. The exchange rates used to convert these amounts into U.S. dollars were 1.3708 for fiscal 2021, 1.32 for fiscal 2020, and 1.3109 for fiscal 2019, which were the daily spot rates in effect as of the last day of each respective fiscal year.

(5)
This amount represents an annual refresh RSU award, as well as a special promotion RSU award granted in connection with Mr. Fernandez’s appointment as Co-Chief Executive Officer in August 2020.

(6)
As disclosed in our 2020 Proxy Statement, this amount represents a one-time signing bonus of $250,000 and a prorated fiscal 2020 cash bonus of $96,000 paid to Mr. Sauer.

Grants of Plan-Based Awards in Fiscal 2021
The following table provides information regarding grants of incentive plan-based awards made to each of our NEOs during fiscal 2021 under our 2012 Equity Incentive Plan.
		Equity Grants
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock and Option Awards(2)
Aneel Bhusri	—	—	$—
James J. Bozzini	04/15/2020	75,789	11,070,499
Chano Fernandez	04/15/2020	75,789	11,070,499
	09/15/2020	71,264	14,796,544
Richard H. Sauer	04/15/2020	37,895	5,535,323
Robynne D. Sisco	04/15/2020	75,789	11,070,499

(1)
Each RSU award vested or will vest as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to continued service with Workday on the applicable vesting dates.

(2)
The amounts reported are computed in accordance with ASC Topic 718 based on the closing price of our Class A common stock on the date of grant. These amounts do not reflect the actual economic value that may ultimately be realized by the NEOs.

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COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unexercised stock options and RSU awards held by our NEOs as of January 31, 2021.
		OPTION AWARDS			RSU AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Aneel Bhusri	04/22/2019	—	$—	—	29,365	$6,681,418
	04/15/2018	—	—	—	24,457	5,564,701
	04/14/2017	—	—	—	6,781	1,542,881
James J. Bozzini	04/15/2020	—	—	—	75,789	17,244,271
	04/22/2019	—	—	—	26,429	6,013,390
	04/15/2018	—	—	—	15,897	3,617,044
	04/14/2017	—	—	—	4,144	942,884
	05/04/2012	43,750	7.05	05/03/2022	—	—
Chano Fernandez	09/15/2020	—	—	—	71,264	16,214,698
	04/15/2020	—	—	—	75,789	17,244,271
	04/22/2019	—	—	—	29,365	6,681,418
	04/15/2018	—	—	—	23,234	5,286,432
	09/15/2017	—	—	—	8,851	2,013,868
	03/16/2017	—	—	—	4,394	999,767
Richard H. Sauer	04/15/2020	—	—	—	37,895	8,622,249
	10/15/2019	—	—	—	27,823	6,330,567
Robynne D. Sisco	04/15/2020	—	—	—	75,789	17,244,271
	04/22/2019	—	—	—	26,429	6,013,390
	04/15/2018	—	—	—	20,788	4,729,894
	04/14/2017	—	—	—	3,391	771,554

(1)
All options are fully vested.

(2)
Each RSU award vested or will vest as to one-fourth of the underlying shares on approximately the one-year anniversary of grant and then quarterly thereafter, subject to continued service with Workday on the applicable vesting dates.

(3)
The market value of unvested RSUs is calculated by multiplying the number of unvested shares held by the applicable NEO by the closing price of our Class A common stock on January 31, 2021, the last trading day of our fiscal year, which was $227.53.

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COMPENSATION TABLES

Option Exercises and Stock Vested in Fiscal 2021
The following table summarizes the value realized by our NEOs on option awards exercised and stock vested during fiscal 2021.
	Option Awards		RSU Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Aneel Bhusri	653,356	$117,533,449	70,937	$13,516,810
James J. Bozzini	5,750	1,375,852	52,754	9,886,804
Chano Fernandez	—	—	73,079	13,510,584
Richard H. Sauer	—	—	12,646	2,907,291
Robynne D. Sisco	—	—	53,437	10,032,718

(1)
The value realized on exercise is calculated by multiplying the number of underlying shares at exercise by the difference between the fair market value of our Class A common stock on the date of exercise and the exercise price of the applicable option.

(2)
The value realized on vesting is calculated by multiplying the number of underlying shares at vest by the fair market value of our Class A common stock on the applicable vesting dates.

401(k) Plan
We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer up to 75% of their eligible compensation subject to applicable annual limits set pursuant to the Code. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Code Section 401 so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan, or under Code Section 402A so that contributions by employees to the 401(k) plan are taxable as income, but qualifying withdrawals and income earned on those contributions are not taxable to employees. We provide a company match for all eligible employees and currently match 50% of the first 6% of eligible compensation contributed by the employee.
Pension Benefits
We do not offer any defined benefit pension plans.
Nonqualified Deferred Compensation
We do not offer any nonqualified deferred compensation plans.
CEO Pay Ratio Disclosure
In accordance with SEC rules, we are providing the ratio of the total annual compensation of each of our Co-CEOs to the total annual compensation of our median compensated employee (“median employee”). The ratios of Mr. Bhusri’s and Mr. Fernandez’s total annual compensation to that of our median employee’s total annual compensation for fiscal 2021 are 13:1 and 119:1, respectively. We believe these ratios are reasonable estimates, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below. As disclosed in the Summary Compensation Table above, the total annual compensation of Mr. Bhusri and Mr. Fernandez for fiscal 2021 was $2,986,883 and $27,058,266, respectively. The total annual compensation of our median employee for fiscal 2021 was $226,492, calculated in the same manner as the compensation for our Co-CEOs in accordance with SEC rules. The pay ratio for Mr. Bhusri is lower than in previous years in part due to his election to forego his annual equity grant for fiscal 2021. The pay ratio for Mr. Fernandez reflects his receipt of two equity grants during fiscal 2021, including the grant he received upon his promotion to Co-CEO in August 2020. For additional information about the compensation of our Co-CEOs, see the “Compensation Discussion and Analysis” section elsewhere in this Proxy Statement.
Since there have been no significant changes to our employee population or employee compensation programs during fiscal 2021 that would affect our pay ratio disclosure, we used the same median employee disclosed in last year’s Proxy Statement, as permitted by SEC rules. In determining that it was still appropriate to utilize our fiscal 2020
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COMPENSATION TABLES

median employee for fiscal 2021, we considered that there were no material changes to that employee’s job description or compensation structure during fiscal 2021.
As disclosed in our 2020 Proxy Statement, our determination of which employee was the median employee was based on compensation data for all employees as of November 1, 2019 (the “determination date”), other than Mr. Bhusri, the Company’s sole CEO on the determination date, and certain other employees permissibly excluded under the de minimis exception. The compensation data used included the following elements for the 12-month period preceding the determination date:
•
base pay, which included all regular wages, overtime, paid time off, pay related to leaves of absences and leave payout, on call premiums, and allowances;

•
actual cash bonus compensation paid;

•
actual commissions paid; and

•
the grant date fair value of equity awards granted.

In selecting the median employee, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As such, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies may have different employment and compensation practices and may utilize different estimates, assumptions, and methodologies in calculating their own pay ratios.
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EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans
The following table includes information as of January 31, 2021, for equity compensation plans:
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	15,050,289(2)	$13.56	67,402,813(3)
Equity compensation plans not approved by security holders	—	—	—

(1)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)
Included in this amount are 327,460 stock options and 6,129 RSUs that were previously issued under the 2013 Adaptive Insights Equity Incentive Plan and subsequently assumed by Workday.

(3)
Included in this amount are 4,482,292 shares available for future issuance under the 2012 Employee Stock Purchase Plan.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 31, 2021, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Class A common stock or Class B common stock, (b) by each current director and nominee for director, (c) by the NEOs (as defined in “Executive Compensation” above), and (d) by all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 185,570,453 shares of Class A common stock and 58,318,221 shares of Class B common stock outstanding at March 31, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable, and RSUs that will become vested and settleable, within 60 days of March 31, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588.
	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors
David A. Duffield(2)	429,697	*	56,856,890	97%	74%
Aneel Bhusri(3)	287,761	*	56,856,890	97%	74%
James J. Bozzini(4)	233,659	*	43,750	*	*
Chano Fernandez(5)	32,311	*	—	*	*
Richard H. Sauer(6)	15,755	*	—	*	*
Robynne D. Sisco(7)	42,835	*	—	*	*
Michael C. Bush(8)	3,398	*	—	*	*
Ann-Marie Campbell(9)	5,465	*	—	*	*
Christa Davies(10)	252,138	*	—	*	*
Lynne M. Doughtie	—	*	—	*	*
Carl M. Eschenbach(11)	14,147	*	—	*	*
Michael M. McNamara(12)	8,201	*	30,000	*	*
George J. Still, Jr.(13)	45,307	*	240,784	*	*
Lee J. Styslinger III(14)	40,080	*	—	*	*
Jerry Yang(15)	88,255	*	—	*	*

Current Executive Officers and Directors as a Group (15 persons)(16)	1,499,009	*	57,171,424	98%	75%

5% Stockholders
BlackRock, Inc. and affiliates(17)	9,036,103	5%	—	—	1%
The Vanguard Group, Inc. and affiliates(18)	11,047,120	6%	—	—	1%
Wellington Management Group and affiliates(19)	9,328,464	5%	—	—	1%

*
Less than 1%

(1)
Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)
Includes (i) 100,918 shares of Class A common stock held by Mr. Duffield, (ii) 2,079 RSUs held directly by Mr. Duffield that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, (iii) 326,700 shares of Class A common stock held by the Dave and Cheryl Duffield Foundation, of which Mr. Duffield and his spouse have joint voting and dispositive power, (iv) 48,725,447 shares of Class B common stock held by The David A. Duffield Trust (the “Duffield Trust”), of which Mr. Duffield has sole voting and dispositive power, and (v) 8,131,443 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(3)
Includes (i) 272,825 shares of Class A common stock held directly by Mr. Bhusri, (ii) 14,936 RSUs held directly by Mr. Bhusri that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, (iii) 8,131,443 shares of Class B common stock held directly by Mr. Bhusri, (iv) 5,000 shares of Class B common stock held by Mr. Bhusri’s minor child, of which Mr. Bhusri has sole voting and dispositive power, and (v) 48,725,447 shares of Class B common stock subject to a voting agreement entered into by Messrs. Duffield and Bhusri.

(4)
Includes (i) 15,986 shares of Class A common stock held directly by Mr. Bozzini, (ii) 29,207 RSUs held directly by Mr. Bozzini that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, (iii) 74,235 shares of Class A common stock held by the Bozzini Revocable Trust, of which Mr. Bozzini and his spouse each have sole voting and dispositive powers, (iv) 45,000 shares of Class A common stock held by a grantor retained annuity trust, of which Mr. Bozzini is the sole trustee, grantor and recipient of annuity payments, (v) 45,000 shares of Class A common stock held by a grantor retained annuity trust, of which Mr. Bozzini’s spouse is the sole trustee, grantor and recipient of annuity payments, (vi) 8,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a minor child, (vii) 8,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child, (viii) 8,077 shares of Class A common stock held by the Bozzini Irrevocable Trust for the benefit of a child, and (ix) 43,750 shares of Class B common stock issuable to Mr. Bozzini pursuant to options exercisable within 60 days of March 31, 2021. Mr. Bozzini and his spouse each have sole voting and dispositive power with regard to the shares held by the Bozzini Irrevocable Trusts.

(5)
Includes (i) 5,454 shares of Class A common stock held directly by Mr. Fernandez and (ii) 26,857 RSUs held directly by Mr. Fernandez that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock.

(6)
Includes (i) 3,753 shares of Class A common stock held directly by Mr. Sauer and (ii) 12,002 RSUs held directly by Mr. Sauer that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock.

(7)
Includes (i) 13,403 shares of Class A common stock held directly by Ms. Sisco and (ii) 29,432 RSUs held directly by Ms. Sisco that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock.

(8)
Includes (i) 175 shares of Class A common stock held by Mr. Bush’s spouse, (ii) 20 shares of Class A common stock held by Mr. Bush’s child, and (iii) 3,203 RSUs held directly by Mr. Bush that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock. Mr. Bush and his spouse have joint voting and dispositive power with regard to the shares held by his spouse and he disclaims beneficial ownership with regard to the shares held by his child.

(9)
Includes (i) 3,208 shares of Class A common stock held directly by Ms. Campbell, and (ii) 2,257 RSUs held directly by Ms. Campbell that vest within 60 day of March 31, 2021 and will be settled in shares of Class A common stock.

(10)
Includes (i) 249,762 shares of Class A common stock held directly by Ms. Davies, and (ii) 2,376 RSUs held directly by Ms. Davies that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock.

(11)
Includes (i) 2,616 RSUs held directly by Mr. Eschenbach that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, and (ii) 11,531 shares of Class A Common Stock held by the Eschenbach Family Trust dtd 4/15/2014, of which Mr. Eschenbach and his spouse each have sole voting and dispositive powers.

(12)
Includes (i) 4,900 shares of Class A common stock held directly by Mr. McNamara, (ii) 2,301 RSUs held directly by Mr. McNamara that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, (iii) 1,000 shares of Class A Common Stock held by the McNamara Family Trust U/A DTD 10/11/2001, of which Mr. McNamara and his spouse have joint voting and dispositive powers, and (iv) 30,000 shares of Class B common stock issuable to Mr. McNamara pursuant to options exercisable within 60 days of March 31, 2021.

(13)
Includes (i) 27,634 shares of Class A common stock held directly by Mr. Still, (ii) 2,673 RSUs held directly by Mr. Still that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, (iii) 15,000 shares of Class A common stock held by the Still Family Trust, of which Mr. Still and his spouse each have sole voting and dispositive powers, (iv) 120,784 shares of Class B common stock held by Still Family Partners, of which Mr. Still has joint voting and dispositive powers with his children, and (v) 120,000 shares of Class B common stock issuable to Mr. Still pursuant to options exercisable within 60 days of March 31, 2021.

(14)
Includes (i) 28,076 shares of Class A common stock held directly by Mr. Styslinger, (ii) 2,004 RSUs held directly by Mr. Styslinger that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, and (iii) 10,000 share of Class A common stock held by an LLC which Mr. Styslinger wholly-owns.

(15)
Includes (i) 83,528 shares of Class A common stock held directly by Mr. Yang, (ii) 2,227 RSUs held directly by Mr. Yang that vest within 60 days of March 31, 2021 and will be settled in shares of Class A common stock, and (iii) 2,500 shares of Class A common stock held by the JY Trust, of which Mr. Yang has sole voting and dispositive power.

(16)
The total number of shares of Class A common stock and Class B common stock includes the shares of Class A common stock and Class B common stock described in footnotes 2 through 15 above.

(17)
Based on information contained in Schedule 13G filed by Blackrock, Inc. (“BlackRock”) on February 2, 2021 on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G, Blackrock has sole voting power over 7,955,784 shares of Class A common stock and sole dispositive power over 9,036,103 shares of Class A common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

(18)
Based on information contained in Amendment 6 to a Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 8, 2021 on its own behalf and on behalf of certain of its subsidiaries specified on Exhibit A to the Schedule 13G/A, Vanguard has shared voting power over 185,905 shares of Class A common stock, sole dispositive power over 10,622,815 shares of Class A common stock, and shared dispositive power over 424,305 shares of Class A common stock. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(19)
Based on information contained in Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP (collectively, “Wellington”) on February 15, 2021 on their own behalf and on behalf of certain of their subsidiaries specified on Exhibit A to the Schedule 13G, Wellington has shared voting power over 7,346,932 shares of Class A common stock and shared dispositive power over 9,328,464 shares of Class A common stock. Wellington is located at 280 Congress Street, Boston, MA 02210.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of initial ownership and changes of ownership of our securities with the SEC. Based on information submitted to us by these reporting persons and our review of copies of such reports received by us, we believe that all required Section 16(a) filings for fiscal 2021 were timely filed, except that one amended Form 4 was filed on February 26, 2021 for Ms. Sisco to add a transaction that occurred on October 15, 2020 that was inadvertently omitted from her original Form 4 filing.
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EMPLOYMENT ARRANGEMENTS AND
INDEMNIFICATION AGREEMENTS
James J. Bozzini
We entered into an offer letter agreement with Mr. Bozzini, our Chief Operating Officer, on December 4, 2006. Pursuant to the offer letter, Mr. Bozzini’s initial base salary was established at $75,000 per year, with an increase to $150,000 per year commencing February 1, 2007. In addition, on January 19, 2007, in accordance with the terms of his offer letter, Mr. Bozzini was granted a stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. This option vested according to the 2005 Stock Plan and the related stock option agreement. On May 10, 2007, also in accordance with the terms of his offer letter and based on his performance, Mr. Bozzini was granted an additional stock option to purchase 200,000 shares of our common stock at an exercise price of $0.25, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board. This option vested according to the 2005 Stock Plan and related stock option agreement. Mr. Bozzini’s employment is at will and may be terminated at any time, with or without cause. However, Mr. Bozzini will be entitled to participate in our change in control policy that we have adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Chano Fernandez
Mr. Fernandez, our Co-Chief Executive Officer, is party to an employment agreement with Workday España S.L. effective January 1, 2014. Pursuant to the employment agreement, Mr. Fernandez’s initial base salary was established at 285,000 euro per year. He also received a one-time hiring bonus of 325,000 euro. In addition, Mr. Fernandez became eligible to participate in a variable compensation plan, which was initially established at 285,000 euro per year, based on the achievement of mutually agreed-upon objectives. Subsequent to his initial employment agreement, Mr. Fernandez entered into a UK Secondment Agreement with Workday UK Limited and Workday España S.L. in 2014, as extended in 2016 and 2018, which supplemented his benefits to include a housing and car allowance, education reimbursement, and other miscellaneous relocation expenses. Additionally, Mr. Fernandez was entitled to a yearly pension contribution award in the gross amount of 12% of the sum of his base salary and annual bonus.
In connection with his appointment as Co-Chief Executive Officer in August 2020, Mr. Fernandez’s base salary was increased to 470,000 GBP, and he was granted 72,264 RSUs. The RSUs will vest as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to Mr. Fernandez’s continued service with Workday on the applicable vesting dates. Mr. Fernandez no longer receives a housing allowance or education reimbursement, and Workday no longer provides a yearly pension contribution award.
If Mr. Fernandez’s employment is terminated other than for “fair cause” or due to his voluntary resignation, he will be entitled to receive the statutory severance amounts due under the statutory rights contained in the Spanish Workers’ Act. However, if Mr. Fernandez’s employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control,” he will instead be entitled to participate in our change in control policy that we have adopted, provided that such policy provides him with no less a severance payment equal to his then current annual base salary and the accelerated vesting of 50% of his then unvested equity awards. For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Richard H. Sauer
We entered into an offer letter agreement with Mr. Sauer, our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, on April 6, 2019. Pursuant to the offer letter, Mr. Sauer’s initial base salary was established at $500,000 per year, and he is eligible to participate in a semi-annual discretionary cash bonus plan with a target annual bonus opportunity equal to 50% of his base salary. Mr. Sauer also received a one-time hiring bonus of $250,000 and relocation benefits, each subject to repayment under certain circumstances. In addition, on October 15, 2019, in accordance with the terms of his offer letter, Mr. Sauer was granted 40,469 RSUs, which were subject to vesting as to one-fourth of the underlying shares on the one-year anniversary of grant and then quarterly thereafter, subject to Mr. Sauer’s continued service with Workday on the applicable vesting dates. Mr. Sauer’s employment is at will and may
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EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

be terminated at any time, with or without cause. However, pursuant to his offer letter, if Mr. Sauer’s employment is terminated without “cause” or he resigns for “good reason” within the two year period following his employment start date, he will be entitled to receive a severance payment equal to his then current annual base salary plus a prorated portion of his cash incentive compensation for the fiscal year of the termination (less any payment thereof already made). Alternatively, Mr. Sauer will be entitled to participate in our change in control policy that we have adopted if his employment is terminated without “cause” or he resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Robynne D. Sisco
We entered into an offer letter agreement with Ms. Sisco, our President and Chief Financial Officer, on August 23, 2012. Pursuant to the offer letter, Ms. Sisco’s initial base salary was established at $200,000 per year, and she also received a one-time hiring bonus of $50,000. In addition, on August 28, 2012, in accordance with the terms of her offer letter, Ms. Sisco was granted a stock option to purchase 175,000 shares of our common stock at an exercise price of $9.20 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our Board of Directors. Also in accordance with the terms of her offer letter, on August 28, 2012, Ms. Sisco was granted 30,000 shares of RSUs. The options and RSUs vested according to the 2005 Stock Plan and the related stock option and RSU agreements. Ms. Sisco’s employment is at will and may be terminated at any time, with or without cause. However, Ms. Sisco will be entitled to participate in our change in control policy that we have adopted if her employment is terminated without “cause” or she resigns for “good reason” within 12 months following a “change in control.” For further information about the change in control policy, see “Potential Payments Upon Termination or Change in Control” below.
Potential Payments Upon Termination or Change in Control
We maintain a change in control policy applicable to our executive officers and certain other participants. Under the policy, in the event of a qualifying termination (as defined below) of a participant’s employment within 12 months following a change in control of Workday, the participant would be entitled to receive severance benefits, subject to the execution of a release agreement and the waiver of any other severance arrangement that would be triggered by a change in control.
Under the policy as amended during fiscal 2022, upon the occurrence of a qualifying termination, Workday agrees, and will require its successor, to pay to such participant an amount equal to (a) his or her annual base salary in effect immediately prior to the change in control or the qualifying termination, whichever is greater (or two times their annual base salary in the case of our Co-CEOs); (b) his or her annual target bonus (or two times their annual target bonus in the case of our Co-CEOs); and (c) an estimate of the participant’s aggregate insurance premiums under COBRA for 12 months (or 24 months in the case of our Co-CEOs), in each case less applicable withholding taxes. In addition, 100% of the shares underlying all unvested equity awards held by such participant immediately prior to such termination will become vested and exercisable in full, excluding any equity awards that vest only upon satisfaction of performance criteria, whose vesting instead will be governed by the award agreement.
Under the policy, a “change in control” occurs upon the acquisition of 50% or more of the total voting power represented by Workday’s then-outstanding voting securities by a person other than our founders; the sale of all or substantially all of Workday’s assets; or the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation that results in Workday’s voting securities immediately prior thereto continuing to represent at least 50% of the voting power of the surviving entity immediately after such transaction. A “qualifying termination” occurs if a participant is involuntarily terminated for any reason other than for “cause,” death, or disability, or if the participant voluntarily resigns for “good reason.” Termination for “cause” includes, among other things, gross negligence or misconduct in a participant’s performance of their duties; conviction of certain crimes; and a participant’s breach of Workday’s written policies and procedures or any contract or agreement between the participant and Workday which is, or is reasonably likely to be, materially injurious to Workday’s financial condition or reputation. “Good reason” for a voluntary resignation includes, among other things, a material reduction in a participant’s base salary or target bonus opportunity, or a material diminution in duties.
The following table sets forth quantitative estimates of the benefits that would have accrued to our NEOs upon a qualifying termination pursuant to our change in control policy, assuming their employment had terminated as of January 31, 2021, the last day of fiscal 2021. The below estimates do not include the effect of the amendments made
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EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

to the change in control policy during fiscal 2022 that increased the amounts payable to participants as described above. The estimates below reflect 12 months of salary cash severance, 12 months of COBRA benefit continuation, and 50% equity acceleration for all participants.
Name	Cash Severance	Benefit Continuation	Intrinsic Value of Accelerated Equity Awards	Total
			RSU Awards(1)
Aneel Bhusri	$65,000	$—	$6,894,500	$6,959,500
James J. Bozzini	350,000	25,823	13,908,795	14,284,618
Chano Fernandez	644,276(2)	33,597	24,220,227	24,898,100
Richard H. Sauer	500,000	25,823	7,476,408	8,002,231
Robynne D. Sisco	350,000	25,823	14,379,555	14,755,378

(1)
The estimated benefit amount of unvested RSUs was calculated by multiplying 50% of the number of unvested RSUs held by the applicable NEO by the closing price of our Class A common stock on January 31, 2021, the last trading day of our fiscal year, which was $227.53.

(2)
Reflects Mr. Fernandez’s annual base salary, converted from GBP into U.S. dollars based on the daily spot rate as of January 31, 2021, which was 1.3708.

Indemnification Arrangements
Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•
any breach of the director’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

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any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and allow us to indemnify other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, our Bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our key employees, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors, officers, and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by such director, officer, or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
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EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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QUESTIONS AND ANSWERS
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. The term “proxy materials” includes this Proxy Statement and our Annual Report on Form 10-K for fiscal 2021.
How does the Board of Directors recommend I vote on these proposals?
Proposal 1

The election to our Board of Directors of the following four nominees to serve as Class III directors until the 2024 Annual Meeting of Stockholders: Aneel Bhusri, Ann-Marie Campbell, David A. Duffield, and Lee J. Styslinger III

Proposal 2
A proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2022
Proposal 3
A proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement
Proposal 4
A proposal to approve, on an advisory basis, the frequency of future advisory votes concerning the compensation of our named executive officers
Why are you holding a virtual meeting and how can stockholders attend?
We believe hosting our Annual Meeting virtually helps to reduce costs, expand access, enable improved communication, and address public health concerns in light of the COVID-19 pandemic. Stockholders are able to attend our Annual Meeting, vote, and ask questions online from around the world. To participate in our virtual Annual Meeting, visit www.virtualshareholdermeeting.com/WDAY2021 and input the 16-digit control number included in the Internet Notice, your proxy card, or the voting instruction form sent by your broker.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 12, 2021, which our Board of Directors established as the Record Date, may vote at the Annual Meeting. As of the Record Date, there were 185,818,770 shares of Class A common stock outstanding and 58,121,673 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of Workday Class A common stock is entitled to one vote for each share held as of the close of business on the Record Date, and each holder of Workday Class B common stock is entitled to 10 votes for each share held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.
How do I vote?
There are four ways for stockholders of record to vote, depending on whether you received only the Internet Notice or a printed copy of the proxy materials. In all cases, a 16-digit control number is required to vote. The control number will be included in the Internet Notice, on your proxy card, or on the voting instruction form received from your broker, bank, or other nominee.
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QUESTIONS AND ANSWERS

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Online Prior to the Annual Meeting. Please visit www.proxyvote.com, available 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 7, 2021, and enter your control number to submit your proxy.

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Online During the Annual Meeting. To vote on June 8, 2021 at the Annual Meeting, please visit www.virtualshareholdermeeting.com/WDAY2021 and enter your control number to submit your proxy. The live audio webcast will begin promptly at 9:00 a.m. PDT. Online access will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test your system. If you experience technical difficulties, please call the help number listed on the virtual shareholder meeting website for assistance.

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Phone. If you received a copy of the proxy materials, you may vote by calling 1-800-690-6903 toll-free, available 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 7, 2021, and entering your control number to submit your proxy.

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Mail. If you received a proxy card or voting instruction form, you may submit your proxy by completing and mailing it to the specified address. Your proxy card or voting instruction form must be received prior to the Annual Meeting.

Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the meeting.
Can I change my vote?
You can revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting, in which case only your latest, validly-executed proxy that you submit will be counted. To change your vote or revoke your proxy, you must do one of the following:
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enter a new vote online or by telephone pursuant to the above instructions;

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return a later-dated proxy card or voting instruction form so that it is received prior to the Annual Meeting;

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notify the Corporate Secretary of Workday, in writing, c/o Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California, 94588, Attn: Company Secretary; or

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vote online during the virtual Annual Meeting pursuant to the above instructions.

Who is Workday’s transfer agent?
Workday’s transfer agent is American Stock Transfer & Trust Company (“AST”). You may email AST at help@astfinancial.com or you may call AST at 718-921-8124 Monday through Friday between 5:00 a.m. to 5:00 p.m. PDT. Materials may be mailed to AST at:
Workday Shareholder Services
c/o American Stock Transfer
6201 15th Avenue
Brooklyn, NY 11219
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.
What is a quorum?
The presence of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Your shares will be counted as present at the meeting if you
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QUESTIONS AND ANSWERS

attend and vote online during the virtual Annual Meeting or if you have properly submitted a proxy. Except as otherwise expressly provided by the Certificate of Incorporation or by law, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as an abstention, with respect to a particular matter. In addition, a broker may not be permitted to vote stock (broker non-vote) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are also counted in the determination of a quorum.
How many votes are needed for approval of each matter?
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Proposal No. 1: The election of each nominee to the Board of Directors requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against a nominee.

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Proposal No. 2: The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

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Proposal No. 3: The advisory vote regarding approval of our named executive officers’ compensation requires the affirmative vote of a majority of the votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

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Proposal No. 4: For purposes of the advisory vote regarding the frequency of future advisory votes on executive compensation — one year, two years, or three years — the option that receives the highest number of votes properly cast by the holders of shares present or represented by proxy at the Annual Meeting will be the frequency that has been selected by stockholders. Neither abstentions nor broker non-votes will be counted as votes cast for or against this proposal.

Because Proposals No. 3 and No. 4 are advisory votes, the results will not be binding on Workday’s Board or Workday. The Compensation Committee and the Board will consider the outcome of the votes when establishing or modifying the compensation of our named executive officers and determining how often Workday should submit to stockholders an advisory vote to approve the compensation of its named executive officers included in its Proxy Statement.
How are proxies solicited for the Annual Meeting?
The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Workday. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokers and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on Proposal No. 1, Proposal No. 3, or Proposal No. 4 absent direction from you, as they are considered “non-routine” matters.
Why did I receive a notice regarding the availability of proxy materials electronically instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our fiscal 2021 Annual Report to Stockholders, primarily online. Beginning on or about April 26, 2021, the Internet Notice is being mailed to our stockholders, which contains notice of the Annual Meeting and instructions on how to access our
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QUESTIONS AND ANSWERS

proxy materials online, how to vote online, and how to request a paper or email copy of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Internet Notice. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce both the impact on the environment and the administrative costs of our annual meetings.
What does it mean if multiple members of my household are stockholders, but we only received one Internet Notice or full set of proxy materials in the mail?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders, unless an affected stockholder has provided contrary instructions. This practice, known as “householding,” helps to reduce our printing and postage costs, reduces the amount of mail you receive, and helps to preserve the environment.
Once you have elected householding of your communications, householding will continue until you are notified otherwise or until you revoke your consent, which may be done at any time by contacting your bank or broker, or, if you are a registered holder, by contacting American Stock Transfer & Trust Company by calling 718-921-8124 or writing to Workday Shareholder Services, c/o American Stock Transfer, 6201 15th Avenue, Brooklyn, NY 11219. Additionally, upon request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. To receive a separate copy of the proxy materials, you may reach our Investor Relations department by writing to Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, CA 94588, via email at IR@workday.com, or by calling 925-379-6000.
Any stockholders who share the same address and currently receive multiple copies of the Internet Notice or proxy materials who wish to receive only one copy in the future can contact Workday’s Investor Relations department, their bank, broker, or, if a registered holder, American Stock Transfer & Trust Company, to request information about householding.
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ADDITIONAL INFORMATION
Stockholder Proposals for 2022 Annual Meeting
Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2022 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 27, 2021. Such proposals must be delivered to the Corporate Secretary of Workday at the address listed on the front page.
Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2022 Annual Meeting of Stockholders, or that concern one or more nominations for directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in our Bylaws. Notice must be received by the Corporate Secretary of Workday at the address listed on the front page, no earlier than February 23, 2022, and no later than March 25, 2022.
However, if the date of our 2022 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then for notice to the stockholder to be timely, it must be so received by the Corporate Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made.
A copy of the pertinent provisions of the Bylaws is available upon request to the Corporate Secretary of Workday at the address listed on the front page.
Solicitation of Proxies
We will bear the expense of preparing, printing, and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees, or our agents. We will also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.
Fiscal 2021 Annual Report
A copy of our Fiscal 2021 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and our 2021 Proxy Statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Workday, Inc., 6110 Stoneridge Mall Road, Pleasanton, California 94588. The Annual Report on Form 10-K and Proxy Statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investor Relations” section on our website at: www.workday.com/sec-filings. We encourage stockholders to take advantage of the availability of these materials online to help reduce both the impact on the environment and the administrative costs of our annual meetings.
OTHER MATTERS
We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.
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WORKDAY, INC. 6110 STONERIDGE MALL ROAD PLEASANTON, CA 94588 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on June 7, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WDAY2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on June 7, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D49310-P49956 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WORKDAY, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Class III Directors Nominees: 01) Aneel Bhusri 02) Ann-Marie Campbell 03) David A. Duffield 04) Lee J. Styslinger III The Board of Directors recommends you vote FOR Proposals 2 and 3, and for 1 YEAR for Proposal 4. For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as Workday's independent registered public accounting firm for the fiscal year ending January 31, 2022. 3. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement. 4. To approve, on an advisory basis, the frequency of future advisory votes concerning the compensation of our named executive officers. 1 Year 2 Years 3 Years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The combined Proxy Statement and Annual Report are available at www.proxyvote.com D49311-P49956 PROXYWORKDAY, INC.2021 Annual Meeting of Stockholders to be Held on June 8, 2021THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF WORKDAY, INC.The undersigned hereby appoints Aneel Bhusri and Robynne D. Sisco, and either of them, with power to act without theother and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, asprovided on the reverse side, all the shares of Workday, Inc. common stock which the undersigned is entitled to vote as ofApril 12, 2021, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting ofStockholders of Workday, Inc. to be held on June 8, 2021 at 9:00 a.m. Pacific Daylight Time as a virtual meeting via the Internet atwww.virtualshareholdermeeting.com/WDAY2021, or at any adjournment or postponement thereof, with all powers which theundersigned would possess if present at the Annual Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, thisproxy will be voted in accordance with the Board of Directors' recommendations. The undersigned hereby revokesany proxy previously given to vote at such meeting.Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The combined Proxy Statement and Annual Report are available at www.proxyvote.comContinued and to be signed on reverse side